Exhibit 3.105
MR. HERNAN MONTAÑO PEDRAZA, ESQ.
NOTARY PUBLIC NO. 60
     BOOK SEVENTY-ONE (71)
     NOTARIAL INSTRUMENT NUMBER FOUR THOUSAND SIX HUNDRED EIGHTY-ONE (4,681).
     AT THE CITY OF MONTERREY, NUEVO LEÓN, THE UNITED MEXICAN STATES, on November sixteenth (16), two thousand seven (2007), before me, MR. JESUS MONTAÑO GARCIA, ESQ., Assistant Notary Public Number sixty (60), of the office of Mr. HERNAN MONTAÑO PEDRAZA, ESQ., Notary Public number sixty (60) in this First District, APPEARED: MR. JORGE RAUL OJEDA SANTANA, ESQ. in his capacity as Special Representative of the General Extraordinary Meeting of Shareholders of MAXPACK, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, who STATED:
     I.- That the shareholders of his principal held, on November seventh (7), two thousand seven (2007) a General Extraordinary Meeting whereat they have RESOLVED:
     a).- THE TRANSFORMATION of the corporation to a SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE <LIMITED LIABILITY, VARIABLE-CAPITAL CORPORATION>.
     b).- TO APPROVE the new By-laws of the corporation as a to a SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE <LIMITED LIABILITY, VARIABLE-CAPITAL CORPORATION>.
     c).- TO APPROVE several Resolutions in accordance with new corporate reality, appointing the management of the corporation, ratification of powers of attorney, among others; and
     d). To APPOINT the appearing party as Special Representative of the Meeting and formalizes the resolutions adopted.
     II.- That he hereby requests the PROTOCOLIZATION of the minutes of such meeting under the terms of article one hundred ninety-four (194) of the Ley General de Sociedades Mercantiles <General Business Corporations Law>, which minutes I the Notary attest to have had under sight duly signed and which I attach to the appendix of my protocol under the number of this notarial instrument and as exhibit “A” and that I hereinbelow transcribe:
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

     “GENERAL EXTRAORDINARY MEETING OF SHAREHOLDERS OF MAXPACK, S.A. DE C.V.- NOVEMBER 2007. At Apodaca, Nuevo León, Mexico at 18:00 p.m. on November 7, 2007, at the corporate address of the corporation MAXPACK, S.A. DE C.V., Messrs. Jose Soto Soberanes on behalf of IPC, Inc. and Francisco Jose Barbosa Niembro, on behalf of Reynolds Metals Company de México, S. de R.L. de C.V. met to hold a General Extraordinary Meeting of Shareholders. Mr. Alvaro Soto Gonzalez attended the meeting in his capacity as special guest of shareholders. By unanimous vote of those present, Mr. Jose Soto Soberanes was appointed as the Chair person of the Meeting and Mr. Francisco Jose Barbosa Niembro acted as the Secretary. The Chair person of the Meeting appointed Mr. Alvaro Soto Gonzalez as scrutineer, who, after accepting his appointment and reviewing the corresponding documentation, certified that all shares of capital stock of the corporation MAXPACK, S.A. DE C.V. were represented at the Meeting, in accordance with the following distribution:

SHAREHOLDERS	SERIES “A” SHARES	SERIES “B” SHARES	VOTES
IPC, INC.	300,000	4,699,999	4,999,999
Reynolds Metals Company de México, S. de R.L. de C.V.		1	1
TOTAL:	300,000	4,700,000	5,000,000
Since all shares of capital stock were present thereat, the Chair person of the Meeting called it to order and declared valid the resolutions adopted thereat, under the terms of Article 188 of the General Business Corporations Law. Thereafter the Chair person of the Meeting brought unto consideration of shareholders the following agenda, who was approved by unanimous vote of those present. AGENDA.- 1.- Proposal for transformation of the Business Corporation, from a Sociedad Anónima de Capital Variable <Variable-Capital Corporation> to a Sociedad de Responsabilidad Limitada de Capital Variable <Limited Liability, Variable-Capital Corporation>. 2.- Discussion and approval of new By-laws of the Sociedad de Responsabilidad Limitada de Capital Variable <Limited Liability, Variable-Capital Corporation>. 3.- Miscellaneous resolutions, in accordance with the new corporate reality, and 4.- Representatives designation. FIRST ITEM. Regarding first item
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

of the Agenda, the Chair person of the Meeting informed the shareholders that he received a letter from the corporation management, informing that it is advisable to discuss the basis for transformation of the corporation, which legal incorporation form to-date is as a Sociedad Anónima de Capital Variable <Variable-Capital Corporation>, with the purpose to transform it to a Sociedad de Responsabilidad Limitada de Capital Variable <Limited Liability, Variable-Capital Corporation>. The foregoing, as per statement of the Chair person of the Meeting is because it is necessary and advisable to adopt the new statutory legal form, so that MAXPACK, S.A. DE C.V. is able to comply better with its corporate purposes. In that regard, the Chair person of the Meeting read the draft of new by-laws provided by the management of the corporation. The shareholders have, after analyzing and discussing the draft submitted by the Chair person of the Meeting, by unanimous vote, RESOLVED: RESOLUTIONS OF THE GENERAL EXTRAORDINARY MEETING OF SHAREHOLDERS.- “1.- The General Extraordinary Meeting of Shareholders have, by unanimous vote, resolved to authorize the transformation of the Corporation MAXPACK, S.A. DE C.V. from a Sociedad Anónima de Capital Variable <Variable-Capital Corporation> to a Sociedad de Responsabilidad Limitada de Capital Variable <Limited Liability, Variable-Capital Corporation>. 2.- The business corporation shall keep the name “MAXPACK” followed by the words “Sociedad de Responsabilidad Limitada de Capital Variable” or its abbreviation by initials “S. de R.L. DE C.V.- 3.- By statutory provision, per resolution of shareholders of the corporation and according to the law, MAXPACK, S. DE R.L. DE C.V. shall become, as of the effective date of the transformation, the owner and holder of any and all assets, rights, prerogatives and licenses or authorizations granted so far to MAXPACK, S.A. DE C.V. Likewise, MAXPACK, S. DE R.L. DE C.V. will absorb and be the responsible for full compliance with any and all MAXPACK, S.A. DE C.V.’s obligations, liabilities, debts, commitments and responsibilities existing as of such date. 4.- Shareholders state that this transformation has no intention to defraud any third party and payment of any amounts owed shall be paid by transformed corporation. Consequently, under the terms and with the purposes set out in Article 225 of the General Business Corporations Law, shareholders agree that payment of all debts of the corporation will be assumed by transformed corporation under same terms and conditions existing before its transformation. 5.- Shareholders of MAXPACK, S.A. DE C.V. agree that the effective date of this transformation (hereinafter the “Transformation Effective Date”) is 00:01 a.m.,
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

December 1, 2007, provided that on such date the notarial protocolization of these resolutions have been duly recorded with Public Registry of Commerce of the corporate address of the corporation. 6.- Once the corporation transformation becomes effective on the Transformation Effective Date, proceed to file the respective transformation notices to the competent authorities of the Secretaría de Hacienda y Crédito Público (Ministry of Treasury and Public Credit) and with any other Federal, State and Municipal pertinent authorities of the corporate address of the corporation.- 7.- Immediately proceed to record with Public Registry of Commerce of the corporate address the respective transformation resolutions and, likewise proceed to publish in the Official Gazette of Nuevo León, Mexico, the corresponding transformation notice, besides last balance sheets of the corporation in order to comply with the provisions under Article 223 of the General Business Corporations Law.- 8.- The effects of the transformation of the corporation to a Sociedad de Responsabilidad Limitada de Capital Variable <Limited Liability, Variable-Capital Corporation>, shall become unto effect on the Transformation Effective Date.- 9.- The corresponding insertion on the Transformation Effective Date in the corporate books of the corporation to be made, indicating that the corporation was transformed and thus, all corresponding recording as of such date will be adopted in accordance with legal provisions applicable to any Sociedad de Responsabilidad Limitada de Capital Variable <Limited Liability, Variable-Capital Corporation>.”- SECOND ITEM.- Regarding second item of the Agenda, the Chair person of the Meeting informed the shareholders that once the corporation transformation to a Sociedad de Responsabilidad Limitada de Capital Variable <Limited Liability, Variable-Capital Corporation> is authorized, they will proceed to discuss and approve the new by-laws of MAXPACK, S. DE R.L. DE C.V., which shall become unto effect as of the Transformation Effective Date. In this regard, the Chair person of the Meeting read the draft for By-laws which was submitted by management of the business corporation MAXPACK, S.A. DE C.V.- Shareholders have, after reviewing and discussing such proposal, by unanimous vote RESOLVED.- 1.- The General Extraordinary Meeting of Shareholders have, by unanimous vote, resolved to adopt as of the Transformation Effective Date the following by-laws, which as of the said date will regulate the relationships, rights and obligations of the corporation among the shareholders and between shareholders and the employees, third parties or other interested parties and between shareholders and the said Sociedad de Responsabilidad
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

Limitada de Capital Variable <Limited Liability, Variable-Capital Corporation>; provided that the requirements set out in the resolutions contained under these Minutes of Meeting are complied with.
BY-LAWS OF
MAXPACK, S. DE R.L. DE C.V.
CHAPTER I
NAME, DOMICILE, CORPORATE PURPOSES, DURATION AND NATIONALITY
     ARTICLE FIRST. LEGAL REGIME. The Corporation is a limited liability, variable-capital corporation to be governed under these By-laws and as to anything not provided for hereunder, by applicable provisions of the General Business Corporations Law and the Ley de Inversión Extranjera <Foreign Investment Law>.
     ARTICLE SECOND. NAME. The corporate name shall be “MAXPACK” followed by the words “SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE” or its abbreviation by initials “S. DE R.L. DE C.V.”
     ARTICLE THIRD. DOMICILE. The address of the Corporation is in the City of Apodaca, Nuevo León, Mexico, but the Corporation may establish any branches and agencies in any other place within the Mexican Republic or abroad and may establish domiciles for correspondence.
     ARTICLE FOURTH.- CORPORATE PURPOSES.- The activities of the corporate purposes include the following activities: 1.- To purchase, sell, manufacture, convert, distribute, import, export all type of paper, aluminum, polyethylene, polypropylene, pvc, polystyrene and in general all class of materials and products, as well as the manufacture, conversion, transformation and/or printing of paper or plastic packages, paper and in general all class of materials; 2.- To render or have rendered through third parties all type of services in Mexico or abroad, including without limitation personnel and human resources, administration, promotional, accounting, quality control, personnel recruitment, services contracting, analysis, engineering, machinery and equipment maintenance and repairing services and any other services under the terms of the Foreign Investment Law; to directly or indirectly render or receive counseling, consulting technical assistance services regarding the human resources administration and personnel management; with the authorization to participate in all type of industries with the purpose to render all type of services, including without limitation the design, manufacture, assembly, marketing and
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

purchase-sale of all type of products, by itself or through third parties, provided that it complies with applicable laws; 3.- To apply for and obtain from Federal authorities all type of export promotional programs, including without limitation the Manufacturing and Sub-manufacturing Operations Program, in any of its forms and Sector Promotional Programs for the development and support to export, foreign trade, and manufacturing and sub-manufacturing operations, including to obtain a registration as a Empresa Altamente Exportadora <High-volume Exporter Company> (“ALTEX”), as well as to obtain authorized programs from companies with Programs for Manufacturing Exportation Industry, under the terms of the Decree for the Development of Manufacturing, “Maquila” and Export Services; 4.- To apply for and obtain from Federal, State and/or Municipal authorities either centralized, decentralized or deconcentrated, including the Ministry of Treasury and Public Credit, all type of authorizations, permits and renewals directly or indirectly related to the establishment of customhouse deposits; 5.- To have any type of legal, commercial and industrial relationships with individuals or corporations with the purpose to purchase, process, develop, supply, consign, lease, sell, distribute, manufacture and assembly all type of products or merchandise and parts, appurtenances and components thereof; 6.- To provide administrative, technical and service counseling of any type which is not restricted under the Foreign Investment Law, supporting subsidiary or affiliate companies; 7.- Contract publicity services for itself or for its affiliate companies in Mexico; 8.- To establish, lease, operate and acquire all type of industrial facilities, warehouses, trade show rooms, merchants, offices and any other type of real property or establishments as may be necessary to comply with the corporate purposes; 9.- To acquire, hold, lease, purchase, sale and market corporate assets, shares and other negotiable instruments in Mexico or abroad; 10.- To acquire hold, lease, and purchase and sale all type of personal and real estate property as may be necessary to comply with the corporate purposes, including the formalization of trusts on property and other type of operations permitted by law; 11.- To hire employees, managers and officers, agents, brokers, attorneys-in-fact, representatives, intermediaries of any type and distributors as may be necessary to comply with the corporate purposes; 12.- To grant and take loans in money with or without a security, to grant encumbers, issue and negotiate with all class of negotiable instruments, including the granting of its own guarantees and securities to third parties; 13.- To establish administrative offices, agencies, establishments and branches in Mexico and abroad; 14.-
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

To obtain, acquire and hold all type of patents and trademarks and any other industrial or intellectual property rights and copyrights in Mexico and abroad; 15.- To receive and grant all kind of powers, delegate such powers to its employees and officers, as well as to revoke them at any time; 16.- To act on behalf of or act as agent of all type of commercial or industrial domestic or foreign companies and participate in the sale and marketing of products and services; and 17.- In general, to carry out all type of legal acts and enter into civil, commercial, administrative agreements and agreements of any other nature related to corporate purposes.
     ARTICLE FIFTH. DURATION. The duration of the corporation will be for ninety-nine (99) years from the incorporation date, which shall be forthwith extended for ninety-nine (99) years, unless otherwise established under a resolution adopted by the Extraordinary Meeting of Shareholders.
     ARTICLE SIXTH. NATIONALITY. The corporation is of MEXICAN NATIONALITY and any Mexican or foreign individuals and/or corporations may participate in the corporation, for such purposes incorporator shareholders shall agree and providing for that current or future foreign shareholders of the corporation will be subject to the following provision: “Current or future foreign shareholders who at the incorporation date or thereafter acquire any share or partnership interest in the corporation agree with the Ministry of Foreign Affairs to be considered as nationals regarding the shares and partnership interest, as well as the rights and obligations under any agreements entered into by the corporation and not to invoke for such reason the protection of their Government, subject to the loss of such shares, goods, rights or partnership interests to the benefit of Mexican Nation.”
CHAPTER II
CAPITAL STOCK AND PARTNERSHIP INTERESTS
     ARTICLE SEVENTH. CAPITAL STOCK. The capital stock has a fixed portion and a variable portion. The minimum fixed capital stock is in the amount of Three thousand Mexican Pesos and 00/100 (Mex$3,000.00), fully subscribed and paid for by shareholders. Variable portion of capital stock of the corporation will be unlimited. Partnership interests representing the capital stock will be in two series, Series “A” representing contributions of Mexican shareholders and Series “B” representing contributions of foreign shareholders. Partnership interests representing fixed capital stock shall be Series “A-1” and “B-1”,
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

respectively. Partnership interests representing variable portion of capital stock shall be Series “A-2” and “B-2”, respectively. The value of contributions in kind shall be authorized and approved by shareholders. Shareholders may not hold more than one partnership interest in the corporation of same series of capital stock. When a shareholder make a new contribution or acquires full or a fraction of a partnership interest of a joint shareholder, the respective amount of value of the corresponding partnership interest in the corporation will be increased. The Meeting of Shareholders authorizing the increase to capital stock will determine the features and conditions of such increase and of partnership interests to be issued.
     ARTICLE EIGHTH. CERTIFICATES OF CAPITAL CONTRIBUTION. The corporation will issue certificates of capital contribution which cannot be considered as negotiable instruments. The transfer of partnership interests, provided that they are authorized under the terms of the By-laws of the corporation, shall be carried out by entering into the corresponding agreement. Shareholders of this sociedad de responsabilidad limitada (Limited Liability Corporation) shall be entitled to cast one vote per each Mexican Peso (Mex$1.00) representing their partnership interest.
     ARTICLE NINTH. SHAREHOLDER’s REGISTRY. The corporation will keep a shareholders’ registry containing the name, nationality and domicile of each shareholders, as well as number of votes corresponding to each shareholder in accordance with his partnership interest. Any assignment of partnership interests by shareholders, provided that it is authorized under the terms of these By-laws shall be registered in the said registry, such registrations will be signed by Sole Administrator or the Secretary of the Board of Directors or a legal representative of the corporation having granted a general power of attorney for acts of administration.
     ARTICLE TENTH. CAPITAL INCREASES AND PARTNERSHIP INTERESTS ASSIGNMENT OR NEW SHAREHOLDERS CONTRIBUTIONS. The capital stock may be increased by resolution of the Extraordinary Meeting of Shareholders, except in case of increase or reduction to variable portion of capital stock, which may be carried out by resolution of the Ordinary Meeting of Shareholders. In case of increase to capital stock, the shareholders will have, in proportion to value of their partnership interest, the preemptive right to subscribe the increase proposed. Such preemptive right shall be exercised within fifteen (15) days following the notice of the resolution approving the
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

capital stock increase and eventual admission of new shareholder. However, if at voting time all capital stock is represented thereat, in person or by proxy, such term shall run from the date when the meeting is held and shareholders shall be deemed as duly notified on the resolution approving the increase to capital stock of the corporation.
     The corporation will maintain a stock variation registry to register any increase or reduction to capital stock, such registrations will be signed by the Sole Administrator or the Secretary of the Board of Directors and/or a legal representative of the corporation having granted a general power of attorney for acts of administration.
CHAPTER III
MANAGEMENT
     ARTICLE ELEVENTH. MANAGEMENT OF THE CORPORATION. The business and affairs of the Corporation shall be managed by a Sole Administrator or the Board of Directors. The Directors will be elected by the Ordinary Meeting of Shareholders of the corporation and once appointed shall continue holding office until their successors are appointed and qualified. Likewise, the corporation may elect a Director to act as the Assistant Secretary without voting right. The compensation of the Sole Administrator or the Directors, if any, shall be determined by the Ordinary Meeting of Shareholders. The Sole Administrator or the Directors may be removed at any time by the Ordinary Meeting of Shareholders.
     The Board of Directors shall, jointly, or the Sole Administrator of the corporation, as the case may be, be granted the following powers and authority to administer the corporation:
     A. A GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION, with all general and special powers to be set forth under the Law, under the terms of Article 2554 second paragraph of Civil Code in force for Mexico City, Federal District, and relative articles of Federal Civil Code and of Civil Codes in force in the States of the Mexican Republic, as well as to grant and subscribe all type of public and private documents, waives and civil, commercial, administrative or any other type of waives and statements under the Law, to sign and subscribe any kind of tax returns, including statements regarding Social Security, SAR (Sistema de Ahorro para el Retiro <Retirement Savings System>), INFONAVIT (Instituto del Fondo Nacional de la Vivienda para los Trabajadores <National Workers’ Housing Fund Institute>) and those related to federal
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

and local taxes of any nature, including payroll tax. The attorneys-in-fact will be authorized to carry out any kind of applications, consultations, formalities and requests of any type with any Federal, State and/or Municipal authorities, including the Value Added Tax refund requests. The attorneys-in-fact are also authorized to file any type of applications for permits and/or authorization with any governmental entity, import and export permits related thereto, as well as any custom formalities and actions with the Ministry of Treasury and Public Credit and any other Federal, State or Municipal entity.
     B. A GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS, with all general and special powers to be set forth under the Law, under the terms of first paragraph Article 2554 of Civil Code in force for Mexico City, Federal District, and relative articles of Federal Civil Code and of Civil Codes in force in the States of the Mexican Republic, and to exercise such powers before any type of persons and any civil, criminal judicial and administrative authorities, Local and Federal labor authorities; specially to desist from any actions, compromise to arbitration, answer and make interrogatories, challenge, accept assignment of property, receive payments and deliver receipts and cancellations, to initiate civil, commercial, fiscal, administrative and any other type of actions, civil or criminal actions, including filing and desist from the ‘amparo’ lawsuit on behalf of the Corporation and desist therefrom, file complaints, submit accusations or claims of any type, to act on behalf of the corporation in any criminal proceeding, to act as a co-party of the Attorney General, to grant pardons when appropriate, to submit evidence in criminal actions under the terms of Article Nine of the Code of Criminal Procedure for Mexico City, Federal District and relative Articles of Criminal Codes of the States of the Mexican Republic and Federal Code of Criminal Procedure.
     C. A GENERAL POWER OF ATTORNEY FOR ACTS OF LABOR ADMINISTRATION, with all powers to act on behalf of employers under the terms and for the purposes of Articles 11, 46, 47, 134 section III, 523, 692 sections I, II and III, 786, 878, 880, 883 and 884 of the Ley Federal del Trabajo <Federal Labor Law>; the power of attorney granted to act in the name and on behalf of employer may be exercised in accordance with following powers which are included without limitation, the attorneys-in-fact may act before the union workers with whom the corporation enters into collective bargaining agreements; before workers personally considered and in general regarding any and all worker-employer matters and may be exercised before any Labor and Social
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

Welfare authorities referred to in Article 523 of the Federal Labor Law; likewise, the attorneys-in-fact may appear before Local or Federal Conciliation and Arbitration Boards, consequently, they shall act on behalf of employer for the purposes of Articles 11, 46 and 47 of the Federal Labor Law and as legal representatives of the corporation for the purpose to prove the capacity within or without trial, under the terms of Article 692 Sections II and III of the Federal Labor Law; the attorneys-in-fact may appear to submit testimony evidence under the terms of Articles 787 and 788 of the Federal Labor Law, with power to make and answer interrogatories and submit evidence in all stages; the attorneys-in-fact may designate a domicile for correspondence under the terms of Article 876 of the Federal Labor Law; the attorneys-in-fact may appear in the capacity of employer with all sufficient legal liability to hearings set out in Article 873 of the Federal Labor Law in the three stages: conciliation, lawsuit and exceptions; to offer and admit evidence under the terms of Articles 875, 876 sections I and II, 877, 878, 879 and 880 of the Federal Labor Law; the attorneys-in-fact may appear to hearing to submit evidence under the terms of Articles 883 and 884 of the Federal Labor Law to enter into conciliation settlements, transactions, take any kind of decisions, negotiate and subscribe labor agreements; likewise they may enter into individual and collective bargaining agreements and terminate or rescind such agreements.
     D. A POWER OF ATTORNEY FOR EXCHANGE AND BANKING MATTERS, with all powers necessary to: (i) enter into, grant and subscribe any type of credit operations contained in public or private instruments, as well as with power to subscribe, endorse, guarantee, collect, accept and in general negotiate with negotiable instruments, under the terms of Articles 9 and 85 of the Ley General de Títulos y Operaciones de Crédito <General Negotiable Instruments and Credit Operations Law>; and (ii) a general power of attorney for banking matters, so that the attorneys-in-fact may carry out in the name of the corporation all type of bank formalities and operations, open, manage and cancel all type of banking accounts and operations, including the power to provide instructions to credit institutions regarding the individuals authorized to sign cheques, make deposits, withdrawals or endorsement in all type of banking accounts.
     ARTICLE TWELFTH. MEETINGS OF THE BOARD OF DIRECTORS. The meetings of the Board of Directors shall be held at the corporate domicile, unless other domicile is designated by resolution of majority members. The resolutions of the Board of
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

Directors shall be valid if adopted by majority members. In case of tie, the Chairman of the Board will have casting vote. Minutes will be prepared for each meeting of the Board of Directors to be signed by the Chairman of the Board and other Director and will be inserted to the minutes’ book maintained for such purpose. If the Chairman of Board of Directors does not attend the meeting, it may be chaired by any other Director. In order to establish the expense, investment and disbursement annual budget, the Board of Directors shall receive from the corporation officers the documentation, receipts, invoices, budgets and any other suitable documentation to be able to determine the corporation economical and financial condition. The shareholders of the corporation may, in due time, adopt the resolutions within the scope of their powers.
     ARTICLE THIRTEENTH. RESOLUTIONS OF THE BOARD OF DIRECTORS BY UNANIMOUS CONSENT. Any type of resolution requiring the approval of the Board, including those referring to the businesses set out under the preceding Article, may be adopted without a meeting of the Board, provided that all Directors grant their consent in writing of the resolution so approved unanimously. In case of the need of previous notice of the meeting of the Board under the terms of these by-laws or the General Business Corporations Law, it will be deemed that Directors waive the notice of meeting in writing, before or after granting their consent in writing, which shall be deemed that such Directors received the notice of meeting for the decision making.
     ARTICLE FOURTEENTH. RESPONSIBILITY OF DIRECTORS. The responsibility of Sole Administrator or the Directors shall be governed under the terms of Article 76 of the General Business Corporations Law.
     ARTICLE FIFTEENTH. POWERS OF SOLE ADMINISTRATOR OR THE BOARD OF DIRECTORS. In addition to the powers conferred upon under these by-laws, the Sole Administrator or the Board of Directors, as the case may be, shall be the legal representatives of the corporation and thus, they are hereby granted a power of attorney for acts of administration, for lawsuits and collections, with all special powers to be set forth under law, in accordance with two first paragraphs of Article two thousand five hundred fifty-four (2554) of Civil Code in force for Mexico City, Federal District, and relative articles of Federal Civil Code and of Civil Codes in force in the States of the Mexican Republic, likewise the Sole Administrator or the Board of Directors, as the case may be, will be granted general powers to subscribe, negotiate, endorse or guarantee negotiable
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

instruments, as well as to carry out credit operations on behalf of the corporation, including all type of formalities and banking, exchange and credit operations under the terms of Articles 9 and 85 of the of the General Negotiable Instruments and Credit Operations Law;
     To initiate and answer lawsuits, to challenge, settle, to submit to arbitration, to make and receive payments, to enter into agreements, to act on behalf of the corporation in any type of lawsuits or civil, commercial or labor lawsuits, to answer and make interrogatories, to submit criminal complaints and accusations and desist therefrom, to grant pardon, if applicable, to carry out any formalities and actions before administrative authorities to the best interest of the corporation, to initiate any type of proceedings, even the ‘amparo’ lawsuit and desist therefrom and from the ‘amparo’ lawsuit.
     Without preventing the powers above-mentioned, the Sole Administrator or the Board of Directors, as the case may, are authorized, including without limitation to:
     a).- Act on behalf of the corporation before any judicial, administrative or labor authorities exercising the above-mentioned powers;
     b).- To carry out all actions and operations as may be advisable to comply with corporate purposes;
     c).- To enter into, grant and subscribe any type of credit operations contained in public or private instruments, as well as with power to subscribe, endorse, guarantee, collect, accept and in general negotiate with negotiable instruments, under the terms of Articles 9 and 85 of the General Negotiable Instruments and Credit Operations Law, as well as to carry out on behalf of the corporation all type of bank formalities and operations, open, manage and cancel all type of banking accounts and operations, including the power to provide instructions to credit institutions regarding the individuals authorized to sign cheques, make deposits, withdrawals or endorsement in all type of banking accounts;
     d).- To appoint and remove the officers, executives and employees of the corporation and assign their powers, obligations and compensation;
     e).- To grant, delegate, substitute and revoke the general and/or special powers with the authority they may deem appropriate;
     f).- To call for ordinary or extraordinary meetings and comply with the resolutions adopted thereat; and
     g).- To encumber and/or create all type of encumbrances or guarantees on corporate assets.
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

     The Chairman of the Board of Directors will have the powers and authority set out in this Article and the preceding sub-clauses, upon prior resolution of the Board of Directors of the corporation.
     ARTICLE SIXTEENTH. POWERS OF SOLE ADMINISTRATOR OR MANAGER/PRESIDENT. The Sole Administrator or Manager/President, as the case may be, shall be the legal representative of the Board and of the corporation and shall comply with the resolutions without need of any special agreement giving instructions on the execution of such resolutions.
     ARTICLE SEVENTEENTH. DIRECT ADMINISTRATION. The direct administration of the corporation shall be in charge of any one or more officers or executives who will be appointed by the Sole Administrator or by vote of majority Directors, as the case may be, or at the Ordinary or Extraordinary Meeting of Shareholders. These officers and executives shall have the powers and obligations as the Sole Administrator or Directors through the Manager/President or the shareholders may determine in the appointment and will exercise the powers conferred upon them as may be necessary. Such officers shall hold office until their appointment is revoked by resolution of the Directors or the Ordinary or Extraordinary Meeting of shareholders.
     ARTICLE EIGHTEENTH. BONDS. The Sole Administrator or Directors shall not, upon appointment and qualification, be obliged to grant a bond to guarantee their duties.
CHAPTER IV
SURVEILLANCE
     ARTICLE NINETEENTH. SURVEILLANCE. The surveillance of the corporation shall be in charge of the Surveillance Committee designated by the shareholders at an Ordinary Meeting or by unanimous resolutions of the shareholders. Such Committee will be comprised by two or more members.
     ARTICLE TWENTIETH. NEW MEMBERS OF THE BOARD OF DIRECTORS. New members of Surveillance Committee need not to be shareholders of the corporation, shall hold office until they are removed by the Ordinary Meeting of Shareholders and may be re-elected, continuing holding office until their successors are elected and qualified.
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

     ARTICLE TWENTY FIRST. RESTRICTIONS FOR THE MEMBERS OF THE SURVEILLANCE COMMITTEE. The following individuals may not be members of the Surveillance Committee:
a.	Those individuals who according to Law are unable to engage in commerce; and

b.	Blood relatives in straight line of Directors without any limitation of grade, collateral relatives within the fourth grade and second-degree relatives.
ARTICLE TWENTY SECOND. POWERS AND OBLIGATIONS. The powers and obligations of the members of the Surveillance Committee are:
a.	To verify the operations, documentation, registries and other supporting evidence to the extent and level as may be necessary for the surveillance of the operations according to the Law and to produce an opinion set out in the following sub-clause;

b.	To submit an annual report to the General Ordinary Meeting regarding the veracity, sufficiency and reasonability of the documentation submitted by the Sole Administrator or Board of Directors, as the case may be, to such Meeting of Shareholders. This report shall include at least:
1.	The opinion of the Surveillance Committee about whether the accounting policies and criteria and information followed by the corporation are suitable and sufficient, taking into account the particular circumstance of the corporation;

2.	The Surveillance Committee opinion on whether the accounting policies and procedures have been consistently applied by the Sole Administrator or Board of Directors;

3.	The Surveillance Committee opinion on whether, as a result of the foregoing, the information submitted by the Sole Administrator or Board of Directors truly reflects in a sufficient manner the financial condition and results of the corporation;
c.	Any other according to the Law.
ARTICLE TWENTY THIRD. BONDS. The members of the Surveillance Committee shall not be obliged to grant a bond to guarantee their duties
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

CHAPTER V
MEETINGS OF SHAREHOLDERS
     ARTICLE TWENTY FOURTH. MEETINGS OF SHAREHOLDERS. The Meeting of Shareholders is the supreme governing body of the Corporation and their resolutions shall be mandatory both for those absent and dissident.
     ARTICLE TWENTY FIFTH.- TYPE OF MEETINGS. The Meetings of Shareholders shall be Ordinary and Extraordinary. Except for Extraordinary Meetings, all meetings shall be Ordinary, including those held to approve any increase or reduction to variable portion of capital stock. The Meetings held to discuss the following businesses are Extraordinary Meetings:
1.	Increase or reduction to fixed capital stock contributions by shareholders;

2.	Amendment to the by-laws of the corporation;

3.	The merger, spin-off or transformation of the corporation;

4.	Early dissolution of the corporation; and

5.	Any other business requiring holding an Extraordinary Meeting according to the provisions of these by-laws or the law.
     The resolutions by unanimous consent may be adopted without a Meeting of Shareholders, provided that all terms and conditions set forth in Article 82 of the General Business Corporations Law are complied with. In such cases, such consent may be sent by Mexican or US certified mail, acknowledgment receipt required. The shareholders representing one third of capital stock shall be entitled to call a Meeting as set out in second paragraph, Article 82 of the General Business Corporations Law.
     ARTICLE TWENTY SIXTH. ANNUAL MEETING. The Ordinary Meeting shall be held once in a year within the four months following the closing of fiscal year and shall discuss, besides the business included in the Agenda, the following businesses:
     a) To discuss, approve or amend the report of the corporate management referred to in Article 36 of these by-laws and expense, investment and disbursement annual budget proposed by the Sole Administrator or the Board of Directors, as the case may be, for the corresponding fiscal year, taking into account the report of the Surveillance committee, besides adopting any measures as the shareholders may deem advisable;
     b) Election, confirmation and/or removal of the Sole Administrator or the members of the Board of Directors, as the case may be, and the members of the Surveillance Committee;
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

     c) Determination of compensation of Sole Administrator or of Directors, and of the members of the Surveillance Committee.
     ARTICLE TWENTY SEVENTH. NOTICE OF MEETING. Notice of the Ordinary or Extraordinary Meetings of Shareholders shall be made by Sole Administrator or the Directors or members of the Surveillance Committee; however, shareholders representing at least thirty-three percent (33%) of capital stock may require in writing at any time the Sole Administrator or the Directors or members of the Surveillance Committee to call for an Ordinary or Extraordinary Meeting to discuss the businesses indicated in their request.
     If the Sole Administrator or the Directors or members of the Surveillance Committee do not make the notice of meeting within fifteen (15) days following the request day, a Civil Judge or District Judge of the corporate domicile may make such notice of meeting upon request of interested parties representing at least thirty-three (33%) of capital stock, who, for such purposes shall prove their capacity as shareholders.
     The notice of Ordinary and Extraordinary Meetings shall be made via certified mail acknowledge of receipt required, addressed to the domicile designated by each shareholder in the registry book, even if such domicile is abroad, at least eight days before the meeting date, unless a resolution is adopted by unanimous consent of shareholders.
     ARTICLE TWENTY EIGHTH.- MEETINGS ATTENDED BY ALL SHAREHOLDERS. A Meeting may be held without need to publish a notice of meeting or sending the notice of meeting by certified mail as above mentioned and the resolutions adopted thereat will be valid in the following cases:
     a. When since the beginning until adjournment of the Meeting one hundred percent (100%) of capital stock is represented thereat.
     b. When the Meeting is held in continuation to original Meeting and the day and time for the adjourned Meeting is notified thereat, provided that only the businesses indicated in first notice of meeting are discussed.
     This provision shall not apply to resolutions adopted by the shareholders in accordance with unanimous consent rules under the terms of Article 82 of the General Business Corporations Law.
     ARTICLE TWENTY NINTH.- PROXIES. The shareholders shall have the right to attend the Meeting by proxy duly designated in writing signed by interested party and two
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

witnesses. The shareholders may not be represented by the Sole Administrator or the Directors or members of the Surveillance Committee.
     ARTICLE THIRTIETH. MEETINGS’ MINUTES. The minutes of Meetings or resolutions adopted by unanimous consent of shareholders will be inserted in the respective book and signed at least by the Chair person and Secretary of the Meeting, as well as the members of the Surveillance Committee attending the meeting. In case of resolutions by unanimous consent, the Manager/President and any other Director will certify existence of resolution and will sign the meetings’ minutes book.
     ARTICLE THIRTY-FIRST. CHAIR PERSON AND SECRETARY OF THE MEETINGS. The Meetings shall be chaired by Sole Administrator or the Manager/President, as the case may be or by the person designated by majority vote of shareholders present thereat. The Secretary of the Meeting shall be designated by majority shareholders present thereat.
     ARTICLE THIRTY-SECOND. RESOLUTIONS ADOPTED BY THE ORDINARY MEETINGS. In order for an original Ordinary Meeting of Shareholders held to be valid, it shall be necessary that at least fifty-one percent (51%) of capital stock be represented thereat and the resolutions will be valid if adopted by affirmative vote of shareholders representing a majority of capital stock, unless the By-laws establish a higher percentage for specific cases.
     ARTICLE THIRTY-THIRD. RESOLUTIONS ADOPTED BY THE EXTRAORDINARY MEETINGS. In order for an original Extraordinary Meeting of Shareholders held to be valid, it shall be necessary that at least seventy-five percent (75%) of capital stock be represented thereat and the resolutions will be valid if adopted by affirmative vote of shareholders representing at least fifty percent of capital stock of the corporation. However, to amend the corporate purposes of the corporation, unanimous consent of shareholders shall be required.
     ARTICLE THIRTY-FOURTH. NOTICE OF ADJOURNED MEETING. If the Ordinary or Extraordinary Meetings cannot be held on the date fixed in the original notice of meeting, the notice of meeting shall be made again once or more times and the Meetings shall resolve the items of the agenda, provided that quorum and vote requirements are the same as for such adjourned meeting once or more times.
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

     ARTICLE THIRTY-FIFTH.- RESOLUTIONS OF THE GENERAL MEETING OF SHAREHOLDERS BY UNANIMOUS CONSENT. Any type of resolution or resolutions to be discussed in general ordinary or extraordinary meetings of shareholders may be adopted without a meeting, without need of notice of meeting and shall be valid, if all shareholders grant unanimous consent in writing for the resolution or resolutions adopted, the respective meeting’s minutes will be signed by shareholders being entitled to vote on the business or businesses in question.
CHAPTER VI
FINANCIAL INFORMATION
     ARTICLE THIRTY-SIXTH. ANNUAL REPORT. The corporation will, through and under the responsibility of Sole Administrator or the Board of Directors, as the case may be, bring unto consideration of the Annual Ordinary Meeting of Shareholders, an annual report including at least:
     a. A report of Sole Administrator or the Board of Directors, as the case may be, regarding the operations of the corporation within the fiscal year, as well as on the policies followed by Sole Administrator or the Board of Directors, as the case may be, on principal existing projects;
     b. Information on principal accounting policies and criteria and information, applied in the preparation of financial statements;
     c. A statement showing the financial condition of the corporation as of closing of fiscal year;
     e. A statement of changes in financial condition during fiscal year;
     f. A statement of changes in corporate patrimony items;
     g. Notes necessary to complete or clarify the information provided in the foregoing statements.
     The foregoing information will be accompanied by the report of the Surveillance Committee referred to in Article Twenty Second of these By-laws.
CHAPTER VII
PROFITS AND LOSSES
     ARTICLE THIRTY-SEVENTH. PROFITS. Profits shall be distributed in accordance with the following:
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

     a. First. A minimum five percent (5%) will be set apart to constitute and reconstitute the legal reserve fund, until reaching twenty percent (20%) of capital stock.
     b. Second. The amounts determined by the Meeting will be set apart to create special reserve, prevision or reinvestment funds, if any.
     c. Third. The amount corresponding to employees and workers profit sharing will be set apart, under the terms of the Federal Labor Law.
     d. Fourth. Once the shareholders approve the financial statements of fiscal year, the remaining will be capitalized, withheld in treasury, reinvested or distributed among all shareholders in proportion of the amount of their contributions or in accordance with the Meeting determination.
     ARTICLE THIRTY-EIGHTH. LOSSES. The losses, if any, shall be redeemed by existing reserves.
     ARTICLE THIRTY-NINTH.- LOSS AMORTIZATION. No profit sharing shall be made as long as losses suffered in one or more fiscal years before have been restituted or borne or the capital stock has been reduced
     ARTICLE FORTIETH. INCORPORATORS. Incorporator shareholders retain for themselves no special sharing in the corporation as incorporators.
CHAPTER VIII
LIQUIDATION OF THE CORPORATION
     ARTICLE FORTY-FIRST. DISSOLUTION AND LIQUIDATION. The corporation will be dissolved in any of the events set out in Article two hundred twenty nine (229) of the General Business Corporations Law.
     ARTICLE FORTY-SECOND. LIQUIDATORS. Once the corporation is dissolved, it will be liquidated, such process shall be in charge of one or more liquidators designated by the Extraordinary Meeting of Shareholders. If the Meeting does not make the liquidators appointment, then a Civil Judge or District Judge of the corporate domicile will appoint such liquidators upon request of any shareholder.
     ARTICLE FORTY-THIRD. LIQUIDATION RULES. Unless otherwise expressly instructed by the Meeting approving the corporation liquidation, the liquidation shall be carried out according to the following general rules:
     a. Conclusion of pending businesses in such a manner as to prevent affecting the creditors and shareholders, considerably;
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

     b. Preparation of balance sheets and inventory;
     c. Credit collection and debts payment;
     d. Alienation of the corporation property and application of proceeds, first to pay the creditors and then to the benefit of shareholders in proportion of the interest amount in the corporation.”
     ITEM THIRD. Regarding item third of the Agenda, the Chair person of the Meeting informed the shareholders that in order to adapt the corporate reality to the new by-laws and the corporation nature, it is advisable to adopt the following resolutions:
     a. To recognize original shares subscribed under the By-laws of MAXPACK, S.A. DE C.V. and as of the Transformation Effective Date shall be converted into partnership interests of MAXPACK, S. DE R.L. DE C.V. Likewise, the Chair person of the meeting recommended to authorize the cancellation of the respective certificates of share and the issuance of certificates of capital contribution of new partnership interests.
     b. Designation or ratification of the members of the Board of Directors or, if any, the Sole Administrator, as well as assign their powers.
     c. Designation or ratification of the corporation officers, as well as assign their powers.
     d. Designation or ratification of the members of the Surveillance Committee, as well as assign their powers. The shareholders have, after analyzing and discussing the proposal of the Chair person of the Meeting and by unanimous vote, RESOLVED.- 1. To recognize any and all shares issued to shareholders of MAXPACK, S.A. DE C.V. which are duly registered in the shareholders registry of MAXPACK, S.A. DE C.V. Consequently, in view of the transformation of the corporation to a to a Sociedad de Responsabilidad Limitada de Capital Variable <Limited Liability, Variable-capital Corporation>, which shall become unto effect as of the Transformation Effective Date, instructions are hereby given to recognize the economical values represented by such shares with the purpose to recognize their original value in favor of any and all shareholders of the corporation, the partnership interests with economical value equivalent to their shares. 2. Instructions are hereby given to submit on the Transformation Effective Date all certificates of share representing the capital stock of MAXPACK, S.A. DE C.V., so that once such certificates are cancelled they are kept in the Treasury of the corporation. 3. This is to certify that under the terms of Article 62 of the General Business Corporations Law and the by-laws of
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

MAXPACK, S. DE R.L. DE C.V., the corporation will, as of the Transformation Effective Date, be reclassified and homologate the value of the corporation capital stock to become as fixed minimum capital of MAXPACK, S. DE R.L. DE C.V. in the amount of Three thousand Mexican Pesos and 00/100 (Mex$3,000.00), represented by partnership interests Series “A-1” or “B-1”, as the case may be, and the amount of Four million nine hundred ninety-seven thousand Mexican Pesos and 00/100 (Mex$4,997,000.00) will correspond to variable portion of capital stock of the corporation, represented by partnership interests Series “A-2” or “B-2”, as the case may be.- 4. Shares of capital stock of ALCOA CSI DE MEXICO EN ENSENADA, S.A. DE C.V. will be transformed, as of the Transformation Effective Date into partnership interests, assigning each of the shareholders a partnership interest and for each One Peso 00/100 (Mex$1.00) they shall be entitled to cast one vote. Consequently, each shareholder will have one partnership interest, which shall represent an integral value and one vote per each One Peso 00/100 (Mex$1.00) of original contribution. 5. Each partnership interest will have a par value equivalent to former shares of MAXPACK, S.A. DE C.V. In view of the foregoing, the partnership interests of MAXPACK, S. DE R.L. DE C.V. will have Series “A” representing contributions of Mexican shareholders and Series “B” representing contributions of foreign shareholders. Partnership interests representing fixed capital stock shall be Series “A-1” and “B-1”, respectively. Partnership interests representing variable portion of capital stock shall be Series “A-2” and “B-2”, respectively. Distribution of partnership interests of the corporation shall be, as of the Transformation Effective Date, as follows:

	PARTNERSHIP			CONTRIBUTION
	INTERESTS			AMOUNT
	SERIES			SERIES
SHAREHOLDERS	“A-2”	“B-1”	“B-2”	“A-2”	“B-1”	“B-2”	VOTES
IPC, Inc.	0	1	1	0.00	$3,000.00	$4,996,999.00	4,999,999
Reynolds Metals Company de México, S. de R.L. de C.V.	1	0	0	$1.00	0.00	0.00	1
TOTAL	1	1	1	$1.00	$3,000.00	$4,996,999.00	5,000,000
6. The foregoing partnership interests will, as of the Transformation Effective Date be considered as capital contributions to the initial capital stock of MAXPACK, S. DE R.L. DE C.V. under the terms of Article Seventh of the by-laws. The General Meeting of
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

Shareholders will, under the terms of the by-laws, determine the characteristic and Series corresponding to each future contribution of shareholders. 7. To proceed to deliver on the Transformation Effective Date, the certificates of capital contribution as partnership interests in favor of any and all shareholders, provided that such certificates will not be considered as negotiable instruments, but only as recognition of contributions of each of the shareholders. 8. To proceed on the Transformation Effective Date to cancel the Shareholders Registry of MAXPACK, S.A. DE C.V. and open on such date the Shareholders Registry of MAXPACK, S. DE R.L. DE C.V., under the terms of the applicable legal provisions. 9. This is to certify that MAXPACK, S. DE R.L. DE C.V. will be administered, as of the effective date of the transformation of the corporation, by a Board of Directors to be comprised as follows, ratifying the members of the Board of Directors of the corporation transformed and making the corresponding appointments under the following terms:

DIRECTOR	TITLE
MICHAEL ALBERT ROEDER HEMNLER	CHAIRMAN
PAUL GORDON COBBLEDICK	EXECUTIVE VICE PRESIDENT
FRACISCO GUADALUPE SADA MARQUEZ	DIRECTOR
10. This is to ratify appointment of Messrs. CALLANDER DABNE and RENE CACHEAUX AGUILAR as officers of the corporation, so that as of the corporation transformation effective date, their positions will be as follows:

OFFICER	TITLE
DONNA CALLANDER DABNEY	SECRETARY, NON-MEMBER OF THE BOARD OF DIRECTORS
RENE CACHEAUX AGUILAR	ASSISTANT SECRETARY, NON-MEMBER OF THE BOARD OF DIRECTORS
11. As long as the General Ordinary Meeting of Shareholders does not provides for otherwise, as of the Transformation Effective Date Mr. JORGE VALDEZ GONZALEZ is
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

appointed as member of the Surveillance Committee of the corporation MAXPACK, S. DE R.L. DE C.V. 12. This is to certify that acceptance of appointments for the positions of the persons as members of the Surveillance Committee of the corporation MAXPACK, S. DE R.L. DE C.V., which shall become effective as of the corporation Transformation Effective Date without need to accept or require any bond to perform their duties, since it is not a necessary requirement under the terms of corporation By-laws. 13. This is to certify that both the members of the Board of Directors, officers above appointed, as well as the members of the Surveillance Committee of the corporation shall, as of the corporation Transformation Effective Date, have the powers, authority, rights and obligations provided for under the law and the By-laws of MAXPACK, S. DE R.L. DE C.V. 14.This is to certify all powers previously granted by MAXPACK, S.A. DE C.V. under the terms thereof which are hereby reproduced by reference..” ITEM FOURTH. Regarding item fourth of the Agenda, the shareholders have, by unanimous vote, RESOLVED.- “Messrs. Rene Cacheaux Aguilar, Joseph Bradshaw Newton, Felipe Chapula Almaraz, Jorge Raúl Ojeda Santana, Robert Michael Barnett, Sergio Mario Ostos Iturbe, Antonio Gerardo Campero Pardo, Juan Francisco López Montoya, Mario Melgar Fernández, Ramón Concha Hein, Juan Antonio Hugo Franck Salazar, Floriberto Morales Molina, Justo Bautista Elizondo, Claudio Eloy Vázquez Cárdenas, Francisco José Peña Valdés, Miriam Name Almanza, Jorge Sanchez Cubillo, Francisco José Barbosa Niembro, José Soto Soberanes, Iker José Dieguez Bonilla, Roberta Villarreal Peña, Alvaro Soto González, Gil Miguel Sandoval Fernández, Adrián Salgado Morante, Luis Ignacio López Rodríguez and Jesús Héctor Orozco Cortés are hereby appointed as representatives of this Meeting, so that they may, under the terms of Articles 5, 10 and 194 of the General Business Corporations Law, appear jointly or severally before the Notary Public of their choice to notarize the resolutions of this Meeting and order the recording of such protocolization with Public Registry of Commerce corresponding to the corporation domicile. Likewise, the said representatives and other committees and corporate representatives, so that they fully comply with the resolutions adopted at this Meeting.” The Chair person of the Meeting notified the shareholders that since there is no other business to transact, this Meeting is temporarily suspended for the time necessary to prepare the corresponding minutes, which was thereafter read, approved and signed according to the law and the by-laws of MAXPACK, S.A. DE C.V. — This is to certify that all shares of capital stock of MAXPACK,
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

S.A. DE C.V. were duly represented at the Meeting from the beginning and during the adoption of any and all resolutions. The corresponding proxies and attendance list are attached to these minutes. The Meeting was adjourned at 20:00 a.m. on November 7, 2007. José Soto Soberanes.- Chair person of the Meeting.- Francisco Jose Barbosa Niembro.- Secretary of the Meeting.- Signatures”.
     The appearing party hereby state under oath that the corporation who is his principal will, within the deadline provided for, file with the Local Tax Service Administration corresponding to the corporate address, a list of shareholders residing abroad, indicating their domicile, domicile for fiscal purposes and tax ID number.
     IN VIEW OF THE FOREGOING, the appearing party Mr. JORGE RAUL OJEDA SANTANA, ESQ. on behalf of MAXPACK, S.A. DE C.V. hereby grants the following:
CLAUSES
     FIRST.- The minutes of the General Extraordinary Meeting of Shareholders of MAXPACK, S.A. DE C.V. held on November seventh (7), two thousand seven (2007) is hereby protocolized.
     SECOND.- The corporation will be transformed to a SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE <LIMITED LIABILITY, VARIABLE-CAPITAL CORPORATION>.
     THIRD.- The By-laws of the corporation are fully amended, to be read, under the terms set out in the minutes protocolized hereby, that are herein reproduced by reference.
     FOURTH.- The capital stock is reclassified so that as of the Transformation Effective Date it will be as follows:

	PARTNERSHIP			CONTRIBUTION
	INTERESTS			AMOUNT
	SERIES			SERIES
SHAREHOLDERS	“A-2”	“B-1”	“B-2”	“A-2”	“B-1”	“B-2”	VOTES
IPC, Inc.	0	1	1	0.00	$3,000.00	$4,996,999.00	4,999,999
Reynolds Metals Company de México, S. de R.L. de C.V.	1	0	0	$1.00	0.00	0.00	1
TOTAL	1	1	1	$1.00	$3,000.00	$4,996,999.00	5,000,000
FIFTH.- The Board of Directors of the corporation will be comprised by the following persons:
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

DIRECTOR	TITLE
MICHAEL ALBERT ROEDER HEMNLER	CHAIRMAN
PAUL GORDON COBBLEDICK	EXECUTIVE VICE PRESIDENT
FRACISCO GUADALUPE SADA MARQUEZ	DIRECTOR
     SIXTH.- The appointment of the following individuals is hereby ratified as officers of the Corporation:

OFFICER	TITLE
DONNA CALLANDER DABNEY	SECRETARY, NON-MEMBER OF THE BOARD OF DIRECTORS

RENE CACHEAUX AGUILAR	ASSISTANT SECRETARY, NON-MEMBER OF THE BOARD OF DIRECTORS
     SEVENTH.- Mr. JORGE VALDEZ GONZALEZ is appointed as a member of the Surveillance Committee of the Corporation.
     EIGHTH.- Any and all powers previously granted by the Corporation are hereby ratified.
CAPACITY
     Mr. JORGE RAUL OJEDA SANTANA, ESQ. proves his capacity and existence of MAXPACK, S.A DE C.V. by means of the following documents:
     a).- The minutes hereby protocolized.
     b).- A certified copy of notarial instrument number five thousand nine hundred thirty-six (5,936) dated October fourteenth (14), nineteen ninety-two (1992), granted before Mr. Enrique Morales Montemayor, Esq., Notary Public number eighty-five (85) in and for this City, the first certified copy of which is duly recorded with Public Registry of Property and Commerce, residing in Monterrey, Nuevo León, Mexico, under number two hundred twenty-five (225), Folio seventeenth (17), Volume three hundred ninety-two (392), Book number 3, Second Auxiliary, Articles of Incorporation of Business Corporations, Commerce Section, dated January twenty-sixth (26), nineteen ninety-three (1993), containing the Articles of Incorporation of the corporation “MAXPACK”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, for such purposes he applied for and obtained from the Ministry of Foreign Affairs a permit number zero, nine, zero, four, zero, two, one, zero
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

(09040210), File nine, two, zero, nine, zero, three, eight, six, nine, two (9209038692) Folio six, four, eight, eight, eight (64888), dated September twenty-ninth (29), nineteen ninety-two (1992), the pertinent part of such notarial instrument is transcribed hereinbelow:
     The existence of MAXPACK, SA. DE C.V. will be transcribed in the documents attached to the appendix of the protocol of this office, under the terms of article one hundred six (106) Sections eighth (VIII) and ninth (IX) of the Ley del Notariado <Notarial Law> in force.
PERSONAL DATA
     Mr. JORGE RAUL OJEDA SANTANA, ESQ., is Mexican by birth, resident of Mexico City, Federal District, where he was born, date of birth is July ninth (9), nineteen seventy-two (1972), married, attorney-at-law, he has paid all amounts for Income Tax without proving so, his Federal Taxpayer Registry is OESJ-720709-U53, his domicile is Avenida Batallón de San Patricio No. one hundred eleven (111), Colonia Valle Oriente, San Pedro Garza García, Nuevo León, Mexico, in transit in this City.
     I, THE NOTARY, HEREBY CERTIFY: I.- That this deed is true; II.- I know in person the appearing party, who in my opinion has the legal capacity necessary to grant the legal deed in question, since there is nothing I know to the contrary; III.- That I had under sight the documents referred to hereinabove; IV.- That the information and documentation referred to and inserted are true copies from their originals; V.- That in this deed all requirements set out in article one hundred six (106) of the Notarial Law in force in the State of Nuevo León and the fiscal provisions applicable to this deed.- VI.- That I warned the appearing party under the terms of Article one hundred fifty-two (152) of the Regulations to the Ley General de Población <General Immigration Law> that any activity carried out by foreigners who are not authorized to carry out such activity by the Secretaría de Gobernación <Department of the Interior>, such activity shall be subject to the authorization granted by said Department at its sole discretion; and VII.- That once these minutes were read by the undersigned Notary to grantor, and having notified on his right to read it by himself, explaining the legal scope and effects, he ratified and signed it before the undersigned, today, granting date, thus I do authorize this instrument. I ATTEST.
     MR. JORGE RAUL OJEDA SANTANA, ESQ.- MR. JESUS MONTAÑO GARCIA, ESQ.- Signatures and Authorizing Notarial Seal.
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

DOCUMENTS OF APPENDIX
CAPACITY
     Mr. JORGE RAUL OJEDA SANTANA, ESQ. proves the legal existence of MAXPACK, S.A. DE C.V. by means of the following documents:
     a).- A certified copy of notarial instrument number five thousand nine hundred thirty-six (5,936) dated October fourteenth (14), nineteen ninety-two (1992), granted before Mr. Enrique Morales Montemayor, Esq., Notary Public number eighty-five (85) in and for this City, the first certified copy of which is duly recorded with Public Registry of Property and Commerce, residing in Monterrey, Nuevo León, Mexico, under number two hundred twenty-five (225), Folio seventeenth (17), Volume three hundred ninety-two (392), Book number 3, Second Auxiliary, Articles of Incorporation of Business Corporations, Commerce Section, dated January twenty-sixth (26), nineteen ninety-three (1993), containing the Articles of Incorporation of the corporation “MAXPACK”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, for such purposes he applied for and obtained from the Ministry of Foreign Affairs a permit number zero, nine, zero, four, zero, two, one, zero (09040210), File nine, two, zero, nine, zero, three, eight, six, nine, two (9209038692) Folio six, four, eight, eight, eight (64888), dated September twenty-ninth (29), nineteen ninety-two (1992), the pertinent part of such notarial instrument is transcribed hereinbelow:
     b).- A certified copy of notarial instrument number five thousand eight hundred four (5,804) dated March sixteenth (16), nineteen ninety-nine (1999), granted before Mr. Eduardo Adolfo Manautou Ayala, Esq., Notary Public number one hundred twenty-tree (123) in and for this Municipality, the first certified copy of which is duly recorded with Public Registry of Property and Commerce, under number two thousand two hundred eighty-two (2282), Volume two hundred nine — forty-six (209-46), Book number four (4), Third Auxiliary, Miscellaneous Acts and agreements, Commerce Section, dated April twelfth (12), nineteen ninety-nine (1999), containing the protocolization of the Minutes of the General Extraordinary Meeting of Shareholders of the corporation “MAXPACK”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, regarding the amendment to clauses sixth, twenty-second, thirty-first and last paragraph clause thirty-sixth of the by-laws.
     c).- A certified copy of notarial instrument number thirteen thousand eight hundred forty-five (13,845) dated May sixth (6), two thousand three (2003), granted before Mr. Eduardo Adolfo Manautou Ayala, Esq., Notary Public number one hundred twenty-tree
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

(123) in and for this Municipality,, the first certified copy of which is duly recorded with Public Registry of Property and Commerce, under number four thousand two hundred sixty-one (4,261) Volume four (4), first book, on May thirteen (13), two thousand three (2003) with Public Registry of Commerce of Monterrey, Nuevo León, Mexico, containing the protocolization of the Minutes of a General Extraordinary Meeting and Annual Ordinary Meeting of Shareholders of the corporation MAXPACK, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, at which it was resolved, among other things, the total amendment of the By-laws of the corporation.
     Of the certified copies above-mentioned, I, the Notary certify I had under sight and transcribe the pertinent portion thereof: .... BY-LAWS OF MAXPACK, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE.- ... ARTICLE FIRST.- NAME.- The corporation name shall be “Maxpack”, to be always followed by the words Sociedad Anónima de Capital Variable or its abbreviation by initials “S.A. DE C.V.” — ARTICLE SECOND.- The activities of the corporate purposes are: 1.- The purchase, sale, manufacture, conversion, distribution, import and export of all class of paper, aluminum, polyethylene, polypropylene, pvc, polystyrene and in general, all class of materials and the manufacture, conversion and/or printing of paper or plastic packages, paper and in general all class of materials.- 2).- To render or have rendered through third parties all type of services in Mexico or abroad, including without limitation personnel and human resources, administration, promotional, accounting, quality control, personnel recruitment, services contracting, analysis, engineering, machinery and equipment maintenance and repairing services and any other services under the terms of the Foreign Investment Law. To directly or indirectly render or receive counseling, consulting technical assistance services regarding the human resources administration and personnel management.- 3.- To acquire any interest or partnership in other commercial or civil corporations, participate in the incorporation thereof or acquiring shares or partnership interests in those already organized, as well as to alienate or transfer such shares or partnership interests, as well as to promote, organize and manage all type of commercial or civil corporation and participate as shareholder or partner of such corporations, both in the United Mexican States and abroad.- 4.- To obtain, possess, use, assign, transfer and register patents, certificates of invention, licenses, inventions, industrial models and designs, trademarks and trade names, as well as all type of industrial property rights and copyrights; likewise to
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

obtain and grant licenses or authorizations to use and exploit all kind of industrial and intellectual property rights.- 5.- To participate in all type of industries with the purpose to render all type of services, including without limitation the design, manufacture, assembly, marketing and purchase-sale of all type of products, by itself or through third parties, provided that it complies with applicable laws.- 6.- To grant and take all type of credits or loans with or without a security, and to issue, accept, acquire, endorse, negotiate, execute, even by a guarantor and transfer all class of negotiable instruments, or credit instruments and liabilities according to the law, as well as to grant real estate or personal property securities by any means, even guaranteeing third party obligations, as a guarantor, surety, joint obligor or with any other character, as well as to guarantee obligations and debts of corporations where it has direct or indirect participation in capital stock.- 7.- The acquisition, transfer or granting the ownership, lease, possession, use by any means of all type of rights, real estate or personal property, as well as to grant rights in rem and rights in personam in favor of third parties.- 8.- To act as an agent, distributor, intermediary, attorney-in-fact, commissioner or commercial mediator of entities, individuals or corporation, both Mexican or foreign, which may be public or private, with the purpose to purchase, sell, import, export, lease, store, distribute, acquire, transfer and in general market with all class of products, merchandise and real estate property allowed by the law.- 9.- To open and/or close and be the holder of one or more banking or investment accounts with credit institutions within or without the United Mexican States; and 10.- To establish branches, subsidiaries, representative offices, storehouses and designate domiciles for correspondence within the United Mexican States abroad.- 11.- To enter into agreements with Federal, State, Municipal Government, Federal Entities, Authorities, deconcentrated organisms, decentralized entities and government-participation companies, with any foreign government and its entities, with domestic and foreign public companies and in general with third parties.- 12.- In general enter into, within or without the United Mexican States, on its own behalf or on behalf of third parties, all class of acts, agreements, trusts, contracts of civil or commercial nature, whether principal or accessory or of any other nature, according to law, as may be necessary to comply with its corporate purposes.- ARTICLE THIRD. DURATION. The duration of the Corporation will be for ninety-nine (99) years, from the execution date of the protocolization of the by-laws.- ARTICLE FOURTH. DOMICILE. The domicile of the Corporation is Apodaca, Nuevo
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

León, Mexico, but the Corporation may establish any branches and agencies in any other place within the United Mexican States and abroad, and may establish domiciles for correspondence for contractual purposes specifically, without this to be deemed as a change of corporate domicile.- ARTICLE FIFTH. NATIONALITY. The Corporation is of Mexican nationality. Current or future foreign shareholders of the Corporation agree with the Ministry of Foreign Affairs to be considered as nationals regarding the shares or partnership interests they acquire or hold, as well as the goods, rights, concessions, partnership interests they hold in the Corporation or the rights and obligations under any agreements where the corporation is a party, and not to invoke for such reason the protection of their Government, subject to the loss of such property acquired to the benefit of Mexican Nation.- ARTICLE SIXTH. CAPITAL STOCK. The capital stock of the Corporation will be variable. Minimum fixed capital stock of the Corporation without withdrawal right is in the amount of THREE HUNDRED THOUSAND MEXICAN PESOS AND 00/100 (Mix$300,000.00) and variable portion will be unlimited.-... ARTICLE FOURTEENTH. MEETINGS OF SHAREHOLDERS. The General Meeting of Shareholders shall be the supreme governing body of the corporation. The resolutions adopted at a meeting or without a meeting by unanimous vote confirmed in writing, will be mandatory for all shareholders, even for those absent and dissident.- All meetings of shareholders shall be presided over by the chairman of the Board of Directors or the Secretary or Assistant Secretary of the corporation, in the absence of such officer, the chair person and secretary of the meeting shall be appointed by such meeting by majority vote.- Minutes of each meeting will be prepared and inserted in the corresponding meeting minutes’ book and signed by the chair person and secretary of the meeting. If for any reason a meeting duly called is not convened, the fact and reason shall be indicated in the meeting minutes’ book of the corporation.- ARTICLE FIFTEENTH.- TYPE OF MEETINGS. The Meetings of Shareholders shall be general or special.-... The general meetings may be ordinary or extraordinary.-...The extraordinary meetings shall be those met to discuss the following businesses:- (i) Extension of the corporation Duration; (ii) Early dissolution of the corporation.- (iii) Increase or reduction to fixed capital stock of the corporation; (iv) Change of corporate purposes; (v) Change of the corporation nationality; (vi) Transformation of the corporation; (vii) Issuance of preferred shares; (ix) Amortization by the corporation of its own shares and issuance of voting shares; (x) Issuance of bonds and debentures; (xi) Any
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.
<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

amendment to these by-laws; (xii) Issuance of shares with no voting right; (xiii) Spin-off of the corporation; and (ix) Any other business for which the law or these by-laws require special quorum.- The special meetings of shareholders shall be those called by any class of shareholders. The resolutions adopted at such meetings will affect the rights of such class of shareholders. The resolutions adopted thereat shall be only mandatory for the corresponding class shareholders. All meetings of shareholders shall be held at the corporate domicile, except in case of an Act of God or Force Majeure.- ARTICLE SIXTEENTH. NOTICE OF MEETING. Notice of any meeting shall be made by the Board of Directors or the examiner, except in the case provided for under Articles one hundred sixty-eight (168), one hundred eighty-four (184) and one hundred eighty-five (185) of the General Business Corporations Law.- The notice of meeting will be published in the official gazette of the corporate domicile or in a major circulation newspaper of such domicile, at least ten (10) calendar days before the date fixed for the meeting. The notice of meeting shall contain at least the date, time and place of the meeting, as well as the agenda and will be signed by the Secretary or Assistant Secretary of the corporation, or the person designated by the Board of Directors or the examiner or, in the absence of such officers by a competent judge.- Any meeting of shareholders may be held without need of prior notice of meeting or notification, provided that shareholders representing all voting shares are present or represented at the respective meeting.- ARTICLE SEVENTEENTH.- PROXIES. The shareholders may be represented at any meeting of shareholders by a proxy.- ARTICLE EIGHTEEN. QUORUM AND VOTE. Before calling the meeting to order, the Chair person of the meeting may designate one or more scrutineers to count the shareholders present or represent at the meeting, number of shares they hold and number of votes each is entitled to cast.-. .. In order for an original extraordinary meeting of shareholders to be deemed duly convened, at least seventy five percent (75%) of outstanding, voting shares of capital stock shall be present or represented thereat. If the meeting cannot be held on the day fixed for such purposes, a second notice of meeting shall be sent indicating the circumstance and the meeting shall be duly convened to discuss the businesses indicated in the agenda, whatever the number of shares are represented.- In order for the resolutions adopted at any original or adjourned extraordinary meeting of shareholders to be valid, the affirmative vote of at least fifty percent (50%) of outstanding, voting shares shall be required.- ARTICLE
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.
<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

NINETEENTH. ANNUAL MEETING. The ordinary meetings shall be held at least once in a year within four (4) months following closing of each fiscal year.- ARTICLE TWENTIETH. RESOLUTIONS ADOPTED WITHOUT A MEETING OF SHAREHOLDERS. Shareholders may adopt any resolution they are entitled to, without a meeting, provided that the respective resolution is approved by unanimous vote of shareholders representing all voting rights or the special class of shares in question. The resolutions so adopted will, for any legal effects it may be deemed appropriate, be valid as if adopted by shareholders in a meeting, provided that they are confirmed in writing and signed by shareholders having voting rights.-... ARTICLE TWENTY FIRST. BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by the Board of Directors which will be comprised by the number of members as the meeting of shareholders may determine. The directors are not obliged to grant a bond to guarantee faithful performance of duties.- The members of the Board of Directors shall hold office for one year, but will continue holding office until their successors are appointed and qualified.- The meeting of shareholders may appoint the alternate directors it may deem appropriate, who will substitute a director.- If the meeting of shareholders does not appoint a chairman, the Board of Directors may appoint a chairman among its members.- The Board of Directors may met at the corporate domicile or any other domicile whether within the United Mexican States or abroad.-... ARTICLE TWENTY SECOND.- POWERS OF THE BOARD OF DIRECTORS. The Board of Directors will be granted sufficient powers and authority to manage the business and affairs of the corporation and dispose of the corporation assets without any limitation whatsoever. The powers of the Board of Directors are the following: A).- A GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS, under the terms of first paragraph Article two thousand five hundred fifty-four (2554) of Federal Civil Code (formerly so-called the Civil Code for Mexico City, Federal District in matters of local jurisdiction and for the United Mexican States in matters of federal jurisdiction, per a decree published in the Official Gazette of the Federation on May 29, 2000) of suppletory application to Commercial Laws, as well as first paragraph, Article 2448 of Civil Code for the State of Nuevo León, Mexico, and relative articles of Civil Codes in force in the States of the Mexican Republic where such power of attorney is exercised, will all general and special powers to be set forth under Law, under the terms of Article 2587 of the Federal Civil Code, Article 2481 of Civil Code for the State of Nuevo León, Mexico, and relative
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.
<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

articles of Civil Codes in force in the States of the Mexican Republic where such power of attorney is exercised, thus, the attorney-in-fact is authorized including without limitation to: appear before any type of persons and any Federal, State, Municipal, Mexico City, Federal District judicial, administrative and agrarian entities or authorities; answer and make interrogatories within or without trial; the attorney-in-fact is conferred upon the most ample powers to file criminal complaints, accusations and claims, as well as to ratify such proceedings, act as a third co-party of the Attorney General and grant pardons, as well as to carry out any action regarding damages compensation. In general, to initiate, file and desist from all type of actions, trials, remedies, arbitration procedures and general procedures of any order, including the ‘amparo’ lawsuit, to file a motion for disqualification of judges and authorities in general; to carry out judicial transactions in any class of extrajudicial cases or proceedings; submit to arbitration, make or receive payments. To appear to judicial sale or auctions, to file offers and bids, improve those filed by other parties, as well as in general carry out any action to defend and prevent the grantor corporation interests. This power of attorney is granted with the only limitation to the authority to assign the goods owned by the grantor corporation, which may not be exercised by attorney-in-fact unless by a power of attorney including such special clause.- B).- A GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION, to act on behalf of the corporation under the terms of second paragraph Article two thousand five hundred fifty-four (2554) of Federal Civil Code (formerly so-called the Civil Code for Mexico City, Federal District in matters of local jurisdiction and for the United Mexican States in matters of federal jurisdiction, per a decree published in the Official Gazette of the Federation on May 29, 2000) of suppletory application to Commercial Laws, and relative articles of Civil Codes of the States of the Mexican Republic, with sufficient powers to carry out all type of actions and operations as may be necessary to comply with the corporate purposes of the corporation, including without limitation the power to enter into, amend and terminate any type of agreement, including storage, distribution, transportation, marketing, purchase, supply, lease, commission, deposit, borrowing and/or loan, intellectual and industrial property licenses, copyrights agreements or any other type of agreement. C).- A SPECIAL POWER OF ATTORNEY FOR ACTS OF DOMAIN, to act on behalf of the corporation under the terms of third paragraph Article two thousand five hundred fifty-four (2554) of Federal Civil Code (formerly so-called the Civil Code for
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.
<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

Mexico City, Federal District in matters of local jurisdiction and for the United Mexican States in matters of federal jurisdiction, per a decree published in the Official Gazette of the Federation on May 29, 2000) of suppletory application to Commercial Laws, and relative articles of Civil Codes of the States of the Mexican Republic, to carry out acts of domain, including the power to grant guarantees or encumbrances on the personal and real estate property of the corporation.- D).- A SPECIAL POWER OF ATTORNEY TO SUBSCRIBE NEGOTIABLE INSTRUMENTS to be exercised under the terms of fourth paragraph Article two thousand five hundred fifty-four (2554) of Federal Civil Code (formerly so-called the Civil Code for Mexico City, Federal District in matters of local jurisdiction and for the United Mexican States in matters of federal jurisdiction, per a decree published in the Official Gazette of the Federation on May 29, 2000), relative Article of Civil Code of the State of Nuevo León, Mexico and relative articles of Civil Codes of the States of the Mexican Republic, thus, the attorney-in-fact is authorized to issue, subscribe, grant, guarantee and otherwise negotiate with negotiable instruments and bind the corporation regarding exchange matters, under most ample terms in accordance with section I and final paragraph Article 9, Articles eighty-five (85), one hundred seventy-four (174) and one hundred ninety-six (196) of the General Negotiable Instruments and Credit Operations Law, including express powers to grant guarantees in favor of third parties.- E).- A SPECIAL POWER OF ATTORNEY to open, manage and close banking accounts or investment accounts of the corporation in Mexico or abroad, as well as the power to appoint the persons authorized to draw against such accounts.- F).- A GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS AND FOR ACTS OF LABOR ADMINISTRATION, to act on behalf of the corporation under the terms of first paragraph Article two thousand five hundred fifty-four (2554) of Federal Civil Code (formerly so-called the Civil Code for Mexico City, Federal District in matters of local jurisdiction and for the United Mexican States in matters of federal jurisdiction, per a decree published in the Official Gazette of the Federation on May 29, 2000) of suppletory application to Commercial Laws, as well as first paragraph, Article 2448 of Civil Code for the State of Nuevo León, Mexico, and relative articles of Civil Codes in force in the States of the Mexican Republic where such power of attorney is exercised, will all general and special powers to be set forth under Law, under the terms of Article 2587 of the Federal Civil Code, Article 2481 of Civil Code for the State of Nuevo León, Mexico, and relative articles
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.
<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

of Civil Codes in force in the States of the Mexican Republic where such power of attorney is exercised, thus, the attorney-in-fact is authorized including without limitation to: appear before any type of persons and any Federal, State, Municipal, Mexico City, Federal District judicial, administrative and agrarian entities or authorities; answer and make interrogatories within or without trial; the attorney-in-fact is conferred upon the most ample powers to file criminal complaints, accusations and claims, as well as to ratify such proceedings, act as a third co-party of the Attorney General and grant pardons, as well as to carry out any action regarding damages compensation. In general, to initiate, file and desist from all type of actions, trials, remedies, arbitration procedures and general procedures of any order, including the ‘amparo’ lawsuit, to file a motion for disqualification of judges and authorities in general; to carry out judicial transactions in any class of extrajudicial cases or proceedings; submit to arbitration, make or receive payments. To appear to judicial sale or auctions, to file offers and bids, improve those filed by other parties, as well as in general carry out any action to defend and prevent the grantor corporation interests. This power of attorney is granted with the only limitation to the authority to assign the goods owned by the grantor corporation, which may not be exercised by attorney-in-fact unless by a power of attorney including such special clause.- The attorneys-in-fact shall be also authorized to act on behalf of the grantor corporation, under the terms and for the purposes of Articles eleven (11), forty-six (46), forty-seven (47), one hundred thirty-four (134) third section (III), five hundred twenty-three (523), seven hundred eighty-six (786), seven hundred eighty-seven (787), eight hundred seventy-three (873), eight hundred seventy-four (874), eight hundred seventy-five (875), eight hundred seventy-six (876), eight hundred seventy-eight (878), eight hundred eighty (880), eight hundred eighty-three (883) and eight hundred eighty-four (884) of the Ley Federal del Trabajo <Federal Labor Law> in force. The attorneys-in-fact may act employer legal representatives and general counsels before the union workers with whom the corporation enters into Collective Bargaining Agreements and for any purposes of individual conflicts. In general, the attorneys-in-fact may act regarding any and all worker-employer matters and may exercise their powers before any Labor and Social Welfare authorities referred to in Article five hundred twenty-three (523) of the Federal Labor Law; likewise, the attorneys-in-fact may appear before Local or Federal Conciliation and Arbitration Boards, consequently, they shall act on behalf of employer for the purposes of
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.
<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

Articles eleven (11), forty-six (46) and forty-seven (47) of the Federal Labor Law and as legal representatives of the corporation for the purpose to prove the capacity within or without trial, under the terms of Article six hundred ninety-two (692) Sections second (II) and third (III) of the Federal Labor Law; the attorneys-in-fact may appear to submit testimony evidence under the terms of Articles seven hundred eighty-six (786) and seven hundred eighty-seven (787) of the Federal Labor Law, with power to make and answer interrogatories as legal representatives of the corporation, with express power to submit evidence in all stages; the attorneys-in-fact may designate a domicile for correspondence under the terms of Article seven hundred thirty-nine (739); the attorneys-in-fact may appear in the capacity of employer with all sufficient legal liability to hearings set out in Article eight hundred seventy-three (873) of the Federal Labor Law in the three stages: conciliation, lawsuit and exceptions; to offer and admit evidence under the terms of Articles six hundred seventy-five (675), eight hundred seventy-six (876), eight hundred seventy-seven (877), eight hundred seventy-eight (878), eight hundred seventy-nine (879) and eight hundred eighty (880); the attorneys-in-fact may also appear to hearing to submit evidence under the terms of Articles eight hundred eighty-three (883) and eight hundred eighty-four (884), all the foregoing articles of the Federal Labor Law; and to propose conciliation settlements, transactions, make any kind of decisions, negotiate and execute labor agreements; likewise they may act as representatives of the corporation as administrator, regarding any and all class of labor lawsuits or proceedings with any authority. Likewise, this power of attorney is granted expressly including without limitation a power of attorney for acts of labor administration, such as to hire and assign workers, to determine their duties corresponding to each position or job area and their compensation and, if any, the termination or promotion of all type of workers, thus, they may sign any class of employment agreements or covenants and terminate or rescind such agreements and, in general to bind the corporation regarding labor matters as to anything regarding the management.- G).- A SPECIAL POWER FOR ATTORNEY FOR CUSTOMS AND FOREIGN TRADE MATTERS, under the terms of first paragraph Article two thousand five hundred fifty-four (2554) of Federal Civil Code (formerly so-called the Civil Code for Mexico City, Federal District in matters of local jurisdiction and for the United Mexican States in matters of federal jurisdiction, per a decree published in the Official Gazette of the Federation on May 29, 2000) of suppletory application to Commercial Laws, and
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.
<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

relative articles of Civil Codes of the States of the Mexican, will all general and special powers to be set forth under Law to carry out, in the name of the Corporation all formalities necessary or advisable before Federal, State or Municipal customs or foreign trade authorities and to sign any documentation related to such matters, as well as to obtain all type of permits and authorizations and carry out any import and export formalities for goods related to the operations of the Corporation. Likewise, the attorney-in-fact is authorized specially but not limited to obtain any registrations required by the Corporation in the import and export programs or any other program managed by the Secretaría de Economía <Department of Commerce>, including without limitation to the Programas de Importación Temporal para la Producción de Artículos para Exportación (PITEX) <Temporary Importation Program for the Production of Commodities for Exportation>, as well as to appear before any other Mexican authority for registration of the Corporation in such programs or in the Importers Register.- H).- A SPECIAL POWER OF ATTORNEY FOR ENVIRONMENTAL MATTERS, under the terms of first paragraph Article two thousand five hundred fifty-four (2554) of Federal Civil Code (formerly so-called the Civil Code for Mexico City, Federal District in matters of local jurisdiction and for the United Mexican States in matters of federal jurisdiction, per a decree published in the Official Gazette of the Federation on May 29, 2000) and relative articles of Civil Codes in force in the States of the Mexican Republic will all general and special powers to be set forth under Law, to be exercised before the Secretaría del Medio Ambiente, Recursos Naturales y Pesca <Department of Environment, Natural Resources and Fishering> and the Secretaría de Desarrollo Social <Department of Social Affairs> and any other Federal, State or Municipal authority, deconcentrated or decentralized organism in ecology and environmental matters, with express power to file, execute and notify on behalf of the Corporation all type of proceedings and formalities with the purpose to obtain all licenses, permits, ecological guides and any other similar document on behalf of the Corporation, regarding Ecology and Environment.- I).- A SPECIAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION, as ample as possible according to the law, under the terms of second and fourth paragraphs Article two thousand five hundred fifty-four (2554) of Federal Civil Code (formerly so-called the Civil Code for Mexico City, Federal District in matters of local jurisdiction and for the United Mexican States in matters of federal jurisdiction, per a decree published in the Official Gazette of the Federation on May 29,
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.
<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

2000) of suppletory application to Commercial Laws, and relative articles of Civil Codes in force in the States of the Mexican Republic where such power of attorney is exercised, will all general and special powers to be set forth under Law; so that in the name and on behalf of the corporation, they may carry out any formalities required before any entity of the centralized, decentralized, deconcentrated or quasi-government public administration, all the Federal, State or Municipal secretariats, bureaus or Representatives, as well as all bureaus, decentralized and deconcentrated entities, bureaus and entities thereof, with express powers to carry out all actions set out in Article 19 of the Ley Federal de Procedimiento Administrativo <Federal Administrative Procedure Law>, as well as to file, execute, receive, answer and notify in the name of the Corporation, all class of statements, procedures, official communications, writs, reports and administrative requirements that any Federal, State or Municipal entity of centralized, decentralized or deconcentrated public administration may issue. This mandate is granted with express power to the Attorneys-in-fact of the Corporation hereby appointed to substitute the mandate conferred upon them and grant general or special powers with the authority they may deem advisable in each case, within the scope of their powers. Likewise, the Attorneys-in-fact of the Corporation are authorized to revoke the mandates or substitutions they grant, as they may deem it advisable.- J).- A SPECIAL POWER OF ATTORNEY FOR FISCAL MATTERS, under the terms of fourth paragraph Article two thousand five hundred fifty-four (2554), applied in a suppletory manner to Commercial Laws, of Federal Civil Code (formerly so-called the Civil Code for Mexico City, Federal District in matters of local jurisdiction and for the United Mexican States in matters of federal jurisdiction, per a decree published in the Official Gazette of the Federation on May 29, 2000) of suppletory application to Commercial Laws, and relative articles of Civil Codes in force in the States of the Mexican Republic where such power of attorney is exercised, will all general and special powers to be set forth under Law, to carry out in the name of the grantor Corporation all formalities necessary or advisable with the Ministry of Treasury and Public Credit, the Tax Administration Service and any other Tax Administration and any of their Administration Offices, including without limitation the Administración General de Grandes Contribuyentes <General Administration of Large Taxpayers> and/or the Administración de Recaudación <Tax Collection Administration>, the Instituto del Fondo Nacional de la Vivienda para los Trabajadores (INFONAVIT) <National Workers’ Housing Fund Institute>,
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.
<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

the Instituto Mexicano del Seguro Social (IMSS) <Mexican Social Security Institute>, the Sistema de Ahorro para el Retiro (SAR) <Retirement Savings System> and any other Federal, State or Local tax authority, entity, organism, bureau, representative or office, with express power to file, execute, receive and notify on behalf of the Corporation, all kind of returns, notices and tax applications, including without limitation the Income Tax, Value Added Tax, Asset Tax and any other Federal, State or Municipal tax return, as well as tax refund requests, whether regarding annual, provisional, by-annual, monthly or other type of returns.- K).- A SPECIAL POWER OF ATTORNEY to call for meetings of shareholders and carry out and obtain execution of all resolutions adopted at such meetings.- L).- A SPECIAL POWER OF ATTORNEY to grant general or special powers regarding the powers granted under items A) to L) immediate preceding of this Article Twenty Second, retaining for itself the right and power to exercise such powers, the power to revoke any powers granted by resolution of the General Meeting of Shareholders of the Corporation, by the Board of Directors or Sole Administrator, as the case may, or by any other attorney-in-fact or legal representative of the Corporation.- ... ”
     The undersigned, Notary attest that text of Article two thousand four hundred forty-eight (1448) of Civil Code in force for the State of Nuevo León, Mexico, is identical to text of article two thousand five hundred fifty-four (2554) of Federal Civil Code that reads to the letter as follows:
     “ARTICLE 2448.- In the general powers of attorney for lawsuits and collections, it shall be sufficient to state that it is granted with all general and special powers, including those powers which according to the law require a special clause, to be deemed as granted without limitation whatsoever. In the general powers of attorney for administration of property, it shall be sufficient to state that they are granted with such character in order for the attorney-in-fact is authorized for any kind of administrative powers. In the general powers of attorney for acts of domain it shall be sufficient to state that they are granted with such character in order for the attorney-in-fact to have all faculties as owner, either in connection with the property and to carry out any kind of actions to prevent them. Whenever the powers of attorneys-in-fact shall be limited in any of the three cases above-mentioned, the limitations shall be stated within the power of attorney granted or the power of attorney shall be special. The notaries shall insert the text of this article within the deeds of the powers of attorney granted.”
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.
<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

     THIS IS THE FIRST CERTIFIED COPY of a notarial instrument number four thousand six hundred eighty-one (4,681) issued for use of MAXPACK, S. DE R.L. DE C.V., from its original which is contained in Book seventy-one (71), folio four thousand seventy (14070) to fourteen thousand seventy-nine (14079) of the protocol of this office and appendix, in fourteen (14) pages duly compared and corrected. At Monterrey, Nuevo León, on November sixteenth (16), two thousand seven (2007). I ATTEST.
/S/
MR. JESUS MONTAÑO GARCIA
ASSISTANT NOTARY PUBLIC NUMBER 60
MONTERREY, N.L., MEXICO
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.
<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

PUBLIC REGISTRY OF PROPERTY AND COMMERCE OF
THE STATE OF NUEVO LEON, MEXICO
REGISTRATION FORM
THE DEED HEREIN DESCRIBED WAS REGISTERED IN:
ELECTRONIC COMMERCIAL FOLIO NO. 40998 * 9

Internal Control		Priority Date
48	*	NOVEMBER 16, 2007
Registration background:
V392L0I225
Name:
MAXPACK

Affectation to:
Folio ID Deed Description	Registration Date	Registry
40998 9 M2 Extraordinary Meeting 1	11/29/2007	1
Registration Fees

Date: NOV/16/2007	Payment Bill No.: 11316449
Amount: $.00	Payment Bill No.:
Subsidy
REGISTRAR OF COMMERCE
/S/
MR. CARLOS REYNALDO AYALA CALVO
I, MR. HERNAN MONTAÑO PEDRAZA, ESQ., Notary Public number sixty of this First District, hereby CERTIFY that this copy is issued in 15 pages, written in both sides, and is a true and complete copy from the original I had under sight, to be used by interested party, registered under number 24,282 of Book of Deeds Without Protocol, at Monterrey, Nuevo León, Mexico, on November 30, 2007. I ATTEST.
/S/
MR. HERNAN MONTAÑO PEDRAZA
NOTARY PUBLIC NO. 60
<Notarial Seal that reads:> <Emblem>. MR. HERNAN MONTAÑO PEDRAZA, ESQ. NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.
<Notarial Seal that reads:> <Emblem>. MR. JESUS MONTAÑO GARCIA, ESQ. ASSISTANT NOTARY PUBLIC NO. 60 IN AND FOR MONTERREY, N.L., MEXICO. FIRST DISTRICT.

Enrique Morales Montemayor
Notary Public No. 85 in and for
Monterrey, N.L.
     BOOK: 6 VOLUME: XVIII PAGE 146
     NOTARIAL INSTRUMENT: FIVE THOUSAND NINE HUNDRED THIRTY SIX (5,936).
     AT MONTERREY, NUEVO LEÓN, THE UNITED MEXICAN STATES, on October fourteenth (14), nineteen ninety two (1992), I, ENRIQUE MORALES MONTEMAYOR, ESQ., Notary Public number eighty five (85) in and for Mexico City, Federal District, HEREBY CERTIFY THE INCORPORATION of MAXPACK, SOCIEDAD ANONIMA DE CAPITAL VARIABLE granted by Messrs. RAÚL MALDONADO GONZALEZ, ESQ., ROGELIO MALDONADO GONZALEZ, ESQ., ROBERTO MALDONADO GONZALEZ, IVEX CONVERTED PRODUCTS CORPORATION, herein represented by Mr. FEDERICO MANUEL VILLELA RAMOS, in his capacity as Special Attorney-in-fact, capacity proved herein by means of the documents attached hereto, that the undersigned Notary had under sight and listed in the appendix hereto, and MRS. DIANA MARIA CAUTHEN, herein represented by her Special Attorney-in-fact, Mr. RAUL MALDONADO GONZALEZ, capacity duly proved by means of the document attached hereto, I, the Notary had under sight and listed in the Appendix hereto; that the undersigned Notary had under sight and is listed in the appendix hereto; under the following:
CLAUSES
     FIRST: The above mentioned appearing parties hereby incorporate a Mexican Business Corporation (SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE) under the terms of the Ley General de Sociedades Mercantiles (General Business Corporations Law) in force.
     SECOND. For the above mentioned purposes, the appearing parties obtained a permit number (zero nine zero four zero two one zero (09040210), Folio six four eight eighth eighth (64888), dated September twenty ninth (29), nineteen ninety two (1992), issued by the Secretaría de Relaciones Exteriores (Ministry of Foreign Affairs), such permit is hereby submitted before the undersigned and I, the Notary attest having under sight, and attached to the Appendix of the Protocol of this office under same number as this instrument under letter “A”.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

     THIRD: The Corporation hereby incorporated name is MAXPACK, to be followed by the words SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, or its abbreviation by initials S.A. DE C.V.
     FOURTH: The Corporation hereby incorporated will be governed under the following By-laws and as to anything not provided for therein, by the provisions of the General Business Corporations Law and suppletory rules thereto.
BY-LAWS
CHAPTER I
     NAME, CORPORATE PURPOSES, DURATION, DOMICILE AND NATIONALITY
     FIRST.- The corporation name shall be MAXPACK, to be always followed by the words Sociedad Anónima de Capital Variable or its abbreviation by initials “S.A. DE C.V.”
     SECOND.- The activities of the corporate purposes are: a).- The purchase, sale, manufacture, conversion, distribution, import and export of all class of paper, polyethylene, polypropylene, pvc, polystyrene and in general, all class of materials and the manufacture, conversion and/or printing of paper or plastic packages, paper and in general all class of materials; b).- The purchase, sale, manufacture, distribution, import and export of any kind of similar material and other products and raw material required to develop and perfect the above mentioned activities of the corporate purposes; c).- The sale, import, export or acquisition of any class of machinery and equipment necessary to comply with the corporate purposes of the corporation and in general to carry out all commercial acts related to such corporate purposes; d).- The purchase, sale, import, export, distribution and marketing by any means of the Corporation assets; e).- The acquisition, sale or commercialization by any legal means of real estate property; f).- To promote, create, develop, operate and invest in any type of businesses, corporations and partnerships and participate in the capital stock of such entities; g).- To issue, grant, execute, subscribe, endorse and negotiate with all class of negotiable instruments under the terms of applicable laws, as may be required and to grant all kind of guarantees or securities to guarantee both obligations of the corporation and/or other directly or indirectly wholly owned corporations or companies of this corporation; h).- To act, within the Mexican Republic, in the name of all class of corporations, companies, businesses or individuals, as commissioner, agent, distributor, intermediary, factor, representative or attorney-in-fact and in the development, maintenance, exploitation and construction of all class of industrial facilities as the corporation may deem appropriate to comply with its corporate
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

purposes; i).- To register, obtain, transfer, dispose and negotiate in any manner permitted by the law with copyrights, trademarks, trade names, franchises, compositions, patents and certificates of invention of any type; j).- The organization, development and execution of all type of advertising or promotional campaigns, in the form and under the terms as the corporation may deem appropriate; k).- To enter into all type of agreements and contracts to provide counseling in management, administration, engineering and in general all class of services related to commercial or industrial activities of the corporation and, l).- In general enter into, negotiate and execute all class of agreements, acts and operations of any nature related, derived from or advisable for the above mentioned corporate purposes; provided that the shareholders of the corporation may agree the limitation of the nature and scope of business where the corporation can be involved, under the terms of any or more agreements entered into for such purposes, license agreements and non-competition contracts.
     THIRD.- The duration of the Corporation will be for ninety nine (99) years, from the execution date of the notarial instrument containing the protocolization of these by-laws.
     FOURTH.- The address of the Corporation is Apodaca, Nuevo León, Mexico, but the Corporation may establish any branches and agencies and offices in any other place within or without the Mexican Republic and may establish domiciles for correspondence.
     FIFTH.- The Corporation is of Mexican nationality; current or future foreign shareholders of the Corporation agree with the Ministry of Foreign Affairs to be considered as nationals regarding the shares they acquire or hold, as well as the goods, rights, concessions, partnership interests they hold in the Corporation or the rights and obligations under any agreements where the corporation is a party, entered into with Mexican authorities and not to invoke for such reason the protection of their Government, subject to the loss of such property acquired to the benefit of Mexican Nation.
CHAPTER II
CAPITAL STOCK AND SHARES
     SIXTH.- The capital stock of the Corporation will be variable. Minimum fixed capital stock of the Corporation without withdrawal right is in the amount of THREE HUNDRED MILLION MEXICAN PESOS AND 00/100 (Mix$300,000,000.00) represented by three hundred thousand (300,000) ordinary, registered shares, ONE THOUSAND MEXICAN
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

PESOS AND 00/100 (Mex$1.00) par value each, divided as set out hereinafter in this Clause.
     Both the shares of minimum fixed capital stock of the corporation without withdrawal right, and shares of variable portion of capital stock shall confer same rights and obligations to holders, who will be entitled to cast one vote per each share they hold at the Meetings of Shareholders. Shares shall not be divisible.
     The certificates of share may represent one or more shares. The scripts shall be issued while certificates of share are issued.
     Shareholders present at a general extraordinary meeting of shareholders duly called and convened may resolve on the issuance of special series of shares under the terms of law, of the type and characteristics they may deem advisable.
     Minimum fixed and variable portion of capital stock will be divided in two Series and two Sub-series of shares as follows:
     a) Series “A” Shares will represent fifty one percent (51%) of minimum fixed capital stock;
     b) Sub-series “AA” Shares will represent fifty one percent (51%) of variable portion of capital stock;
     Series “A” and Sub-series “AA” shares may be only subscribed and acquired by:
     1.- Individuals of Mexican nationality.
     2.- Mexican corporations whose By-laws contain foreign shareholder exclusion clause.
     3.- Foreign, immigrant individuals; provided that such immigrant individuals comply with requirements under Mexican laws.
     c) Series “B” Shares will represent forty nine percent (49%) of minimum fixed capital stock of the corporation;
     d) Sub-series “BB” Shares will represent forty nine percent (49%) of variable portion of capital stock of the corporation;
     Series “B” and Sub-series “BB” shares may be subscribed and acquired by Mexican or foreign individuals and corporations.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

     SEVENTH.- Certificates of share and scripts of the corporation will be issued under the terms of Articles 111, 125, 127 and relative articles of the General Business Corporations Law and shall include text of clauses fifth, eleventh, twelfth and twenty first of these By-laws. Certificates of share and scripts shall be signed by one Director of the corporation.
     The corporation shall keep a Stock Record Book containing the name, nationality and domicile of shareholders of the corporation, number of shares of each series and sub-series, if any, they hold, as well as the payments, subscriptions, acquisitions and share transfers. The corporation will only consider as shareholders the individuals registered in the Shareholders Registry. The recording in the Shareholder Registry shall be made by the Chairman or Secretary of the Board of Directors of the corporation or the Board of Directors.
     EIGHTH.- In case of lost, destruction or theft of any one or more certificates of share or scripts, the procedure set out in Article 44 and relative articles of the Ley General de Títulos y Operaciones de Crédito <General Negotiable Instruments and Credit Operations Law>. Thereafter, the corporation may, upon prior written request by shareholder, replace any corresponding certificates of share or scripts to the account of such shareholder; provided that new certificates of share or scripts shall be issued only in favor of shareholder registered in Shareholders Registry of the corporation. The notice of such replacement will be published in the Official Gazette of the Federation to the account of shareholder, to notify the public that the certificates of share or scripts in question were cancelled and have no value.
     NINTH.- Increase or reduction to capital stock:
     A.- All increases to capital stock of the corporation shall be authorized by resolution of a General Ordinary or Extraordinary Meeting of Shareholders duly called and convened, under the terms of the following provisions; provided that such increase is authorized by affirmative vote of shares representing at least seventy five percent (75%) of shares of capital stock.
     I.- In case of increase to minimum fixed capital stock, the resolution shall be adopted by the general extraordinary meeting of shareholders which will also approve the amendment to Clause Fifth of these By-laws.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

     II.- If the increase is to variable portion of capital stock of the corporation, it will be agreed upon by the General Ordinary Meeting of Shareholders, without need to amend these By-laws or record the respective notarial instrument with Public Registry of Commerce.
     III.- In no case an increase may be made without having fully subscribed and paid for the shares representing the previous increase approved.
     Shares issued to represent variable portion of capital stock and that by resolution of the meeting authorizing issuance thereof, they should be deposited with the corporation Treasury to be delivered as long as they are subscribed, may be offered for subscription and payment by the board of directors, according to the powers granted to it by the General Ordinary Meeting of Shareholders.
     B).- The General Meeting of Shareholders authorizing the increase to capital stock, will likewise determine the terms and conditions for such increase. Shareholders will have the preemptive right to subscribe the increases to capital stock in proportion to the number of shares they hold, within a term of fifteen days from the date of notice of increase to capital stock published in the Official Gazette of the Federation or in newspaper “El Norte” edited in the City of Monterrey, Nuevo León, Mexico, as the corresponding General Meeting of Shareholder may determine.
     In addition, a written notice of the increase to capital stock shall be sent to those shareholders absent at the corresponding meeting by certified mail, acknowledgement of receipt required. Such notice shall contain the date of the publication in the newspaper and name of such newspaper, those shareholders will have the right to subscribe the increase to capital stock within fifteen (15) days following the day when they receive the notice sent by mail.
     C).- Any reduction to capital stock by reimbursing shareholders (except when they exercise their separation right) shall be approved by the General Extraordinary Meeting of Shareholders; provided that affirmative vote of shares are obtained for such purpose, as set out in clause thirtieth of these By-laws.
     D).- Reductions to capital stock of the corporation will be carried out always in proportion of shares hold by each shareholder, but in no case the capital stock of the corporation may be reduced to an amount lower than the minimum legal amount.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

     E).- Any reduction to capital stock affecting minimum fixed amount without withdrawal right, shall be authorized by a General Extraordinary Meeting of Shareholders and only if the reduction is with the purpose to absorb losses, provided that they are authorized by affirmative vote of shares representing at least seventy five percent (75%) of shares of capital stock.
     F).- Any reduction to capital stock affecting the variable portion shall be authorized by a General Ordinary Meeting of Shareholders, provided that they are authorized by affirmative vote of shares representing at least seventy five percent (75%) of shares of capital stock.
     G).- In case of reduction to capital stock by reimbursing shareholders, the designation of shares to be cancelled shall be by raffle before a Notary Public (except in the event of a shareholder of shares representing the variable portion and who is exercising his right to make partial or total withdrawal of his contributions, under the terms of sub-clause I of this clause).
     The corporation may amortize its shares with profits to be distributed. In such a case, amortization shall be resolved by a General Extraordinary Meeting of Shareholders, provided that it is approved by affirmative vote of shares representing at least seventy five percent (75%) of shares of capital stock and it is made under the terms of article one hundred thirty six of the General Business Corporations Law.
     H).- The resolutions adopted by the General Extraordinary Meeting of Shareholders approving any reduction to fixed minimum capital stock, they shall be published in the Official Gazette of the Federation, under the terms of article nine of the General Business Corporations Law.
     I).- In case shareholders holding shares representing the variable portion of capital stock, exercise their separation rights by irrefutable evidence of having given notice to the corporation, the procedure set out in Articles two hundred twenty and two hundred twenty one of the General Business Corporations Law will be followed.
     TENTH.- All transfer of shares shall be considered unconditional and without reservation of species whatsoever. In view of the foregoing, any acquirer of any one or more shares shall assume all rights and obligations under these By-laws. Ownership or one or more shares implies the acceptance thereof by holder of all the terms under these By-laws, any future amendments, the Shareholders Agreement set out in Clause Eleventh
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

and corresponding exhibits, of the resolutions adopted by General Meetings of Shareholders and the meetings of the Board of Directors within the scope of their respective powers, without preventing the separation and objection rights, established in Articles eight hundred and two hundred six of the General Business Corporations Law, as well as the right to waive any irregularities and demand responsibilities regarding the corporation management.
     ELEVENTH.- All shares owned by shareholders of the corporation, will be subject, at any time, to Shareholders Agreement (the “Agreement”), signed on same date hereof separately, by all shareholders appearing to this deed.
     TWELFTH.- Shareholders may not assign, transfer or encumber in any manner whatsoever the shares they hold, except in accordance with the provisions in such regard, hereunder and under the “Agreement”.
     No transfer of shares shall be recorded in the Stock Record Book kept by the corporation, unless there is evidence to the sole satisfaction of the Board of Directors, that all terms in that regard, provided for hereunder and under the “Agreement” have been complied with. In addition, no share certificate or script shall be issued, transferred or otherwise distributed unless the holder of such certificate has previously signed the “Agreement” and consequently be a part thereof as a shareholder of the corporation.
     THIRTEENTH.- No current or future transfer of shares of the corporation or encumber thereof, either voluntary or involuntary or issuance of shares that is not made in accordance with the provisions in this regard under these By-laws and the “Agreement” shall be considered valid or effective to grant new shareholder or beneficiary any right as such as a result of such actions, regarding the corporation (including without limitation, the right to be registered in the Stock Record Book, the right to receive dividends, the vote right at the meetings), as well as to grant such new shareholder the recognition or right as holder of shares in question (all these rights will be designated hereinafter, jointly, as the “rights derived from shares”). Any shareholder who has registered on his name the shares subject matter of such transfer, encumber or issuance, in the Stock Record Book, shall have not and will be deemed as waiving all “rights derived from shares” from the date of such transfer, encumber or issuance, until such operation is rescinded or non-valid.
     FOURTEENTH.- With the purpose for the intention of shareholders agreed upon hereunder regarding the transfer of shares is not prevented, restricted or prejudiced due to
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

any action as a result of any encumbrance or domain limitation on the shares, no shareholder may at any time, encumber his shares without previously obtaining the unanimous consent of the Board of Directors of the corporation, except for the provisions under the “Agreement” in that regard.
     FIFTEENTH.- In case any shareholder (the “offering shareholder”) is willing to transfer all his shares and not less than all his shares and rights derived therefrom (the “offered shares”), he shall notify in writing so (the “offer notice”) to the corporation and the other shareholders, establishing in such notice the number of “offered shares”, series and principal characteristics thereof, price and payment terms offered for the shares and identity of purchaser or acquirer (the “offeror”).
     With the purpose of the notices to be made under the terms of this clause, the corporation shall, through the Chairman or Secretary of the Board of Directors, notify the “offering shareholder”, upon the latter request, the names and domiciles of other shareholders.
     SIXTEENTH.- The other shareholders will, once the “offer notice” is received, have an irrevocable and exclusive option, but shall not be obliged to purchase all or a part of the “offered shares” or designate a purchaser for such purpose. This option may be exercised by shareholders during a period of thirty (30) days from the date when they receive the “offer notice”. At any time, during such period, the shareholders may notify (the “purchase option exercise notice”) to “offering shareholder”, the corporation and the other shareholders, on his intention to purchase all or part of the “offered shares”, a) at the lower price between the price fixed in the “offer notice”, b) at the purchase price of such shares, as set forth hereinafter under clause nineteenth of these by-laws and under the terms provided for in such clause. The “purchase option exercise notice” shall specify the number, series and principal characteristics of “offered shares” that shareholder is willing to acquire, applicable price to such purchase-sale and date to carry out it, that will be a business day, at 10:00 a.m. at the principal office of the corporation at the corporate address, not less than sixty (60), not more than ninety (90) days after receiving the “offer notice”. If total number of shares regarding which shareholders exercise the purchase option, exceeds the total number of “offered shares” specified in the “offer notice”, then the number of shares subject matter of the purchase-sale will be divided between such shareholders in proportion to the number of shares they hold in the corporation. If neither
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

shareholders exercise their purchase option within a period of thirty (3) days referred to in first paragraph of this clause, it will be deemed as waive and expiration of such option.
     SEVENTEENTH.- If all notices to be made by “offering shareholder”, in accordance with the preceding clauses, are made under the terms provided for and if none of the “offered options” is acquired by the other shareholders in the exercise of their purchase option, then the “offering shareholder” may be free to sale to “purchaser” indicated in his “offer notice” all and not less than all the “offered shares”, (a) under the terms of the “offer notice” and at the price set out in such notice and, (b) purchase-sale will be subject to acceptance by purchaser of these By-laws and the “Agreement”. Consequently, it shall be deemed as not exercising the purchase option of the other shareholders, which shall become non effective. The purchase-sale shall not be deemed made and complete, until acquirer has signed a copy of the “Agreement” as shareholder of this corporation and a copy of all exhibits thereto. Likewise, such purchase-sale shall not be effective to confer purchaser the “rights derived from shares” until purchaser has signed such copy and until, upon request of the corporation, it has provided to the sole satisfaction of the corporation, an opinion of an attorney-at-law, that as a result of such purchase-sale all provisions under exchange market laws of the corporate address have been complied with or there is no need to comply with such provisions. If the transfer of shares to “offering shareholder” set out in the “offer notice” is not made within sixty (60) days following expiration of the purchase option of the other shareholders, in accordance with clause sixteenth, such purchase-sale may not be made, the “offer notice” shall become ineffective and the shares subject matter of the offer shall continue owned by “offering shareholders” and remain subject to any and all provisions under these By-laws and the “Agreement”, as if such “offer notice” had never been made.
     In any case, acquirers or purchasers of shares of this corporation shall have the legal capacity necessary in accordance with Mexican laws, to become shareholders of the corporation.
     EIGHTEENTH.- In case of voluntary transfer of shares (other than as permitted on this regard under the “Agreement”), the shareholder involved in the transfer (the “transferor shareholder”), shall notify in writing such circumstance to the corporation and the other shareholders, notifying that such transfer was made, the date thereof, the reason or reasons giving raise to such transfer, name and domicile of individual to whom shares were transferred and number and series of shares subject matter of such transfer. If such
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

notice is given within a period of ten (10) days after the transfer of shares, the person to whom shares were transferred may give such notice and it will be effective as if have been given by “transferor shareholder”.
     For the purposes of notices to be made in accordance with this clause, the corporation shall, through the President or Secretary of the Board of Directors, notify the “transferor shareholder” or to whom received the shares subject matter of the transfer, the name and domicile of the other shareholders.
     The other shareholders will have the irrevocable and exclusive option but shall not be obliged to purchase all shares subject to transfer, at purchase price of such shares, as hereinbelow defined in clause nineteenth of these by-laws. This option shall be exercised in same manner and within same times than the option granted regarding voluntary transfer of shares, provided for in clause sixteenth of these By-laws, provided that any notice or communication as may be established in such clause sixteenth shall be made by “offering shareholder” will be made by “transferor shareholder” (or by the person to whom the shares subject matter of involuntary transfer are transferred, in the event the first one does not make so), and any communication or notice that according to such clause sixteenth shall be made to “offering shareholder” shall be made in case of involuntary transfer to “transferor shareholder” and to shareholder receiving the shares subject matter of such transfer. If all shares subject matter of the involuntary transfer are not purchased by the other shareholders in accordance with option provided for under this clause, the person to whom such shares are transferred or those designated to hold them, shall hold such shares subject to the terms and conditions provided for hereunder and under the “Agreement” and the option conferred upon under this clause shall become ineffective. The transfer of shares shall not be deemed valid and complete, until acquirer has signed a copy of the “Agreement” (and one copy of all exhibits thereto), as shareholder of this corporation. Likewise, such transfer shall not be effective to confer acquirer the “rights derived from shares” until acquirer has signed such copies and until, upon request of the corporation, has provided to the sole satisfaction of the latter, an opinion of an attorney-at-law, that as a result of such purchase-sale all provisions under exchange market laws of the corporate address have been complied with or there is no need to comply with such provisions.
     NINETEENTH.- The purchase price for the shares of the corporation transferred in accordance with the provisions under the preceding clauses (the “purchase price”) shall be
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

the “best market value”, as defined hereinbelow, multiplied by the number of shares subject matter of the purchase-sale and subject to the terms provided hereinbelow in this clause. For the purposes of this clause, the “best market value” shall mean the value mutually agreed upon by “offering shareholder” or “transferor shareholder”, as the case may be and purchasing party and in the absence of such agreement, the value determined by an investment bank established at the corporate address that: (i) is willing and is able to complete the valuation within a term of sixty (60) days after having accepted carrying out the valuation or any other period as “offering shareholder” or “transferor shareholder”, as the case may be, and purchasing party may mutually agree upon) and, (ii) any valuation form satisfactory for “offering shareholder” or “transferor shareholder” as the case may be and seller party. If “offering shareholder” or “transferor shareholder”, as the case may be and purchasing party are unable to reach an agreement regarding the bank to make the valuation, or such purchasing party notifies the corporation in writing that mutual agreement regarding purchase price cannot be reached, then the “offering shareholder” or “transferor shareholder” as the case may be, shall select an investment bank and all purchaser as a whole shall select other investment bank and such two banks shall jointly select a third investment bank internationally known for its experience in share valuation. The determination of the “purchase price” by this third investment bank shall be final ad mandatory for “offering shareholder” and “transferor shareholder”, as the case may be and for purchasing party. The fees of the bank making the valuation shall be paid 50%/50% by “offering shareholder” or “transferor shareholder”, as the case may and the corporation.
     On the date of the purchase-sale is made, i.e., closing operation date, the “offering shareholder” or “transferor shareholder”, as the case may be, shall deliver purchasing party the shares subject matter of the purchase-sale, which shall be endorsed in favor of such purchasing party and it will be provided with any other document related to such purchase-sale and purchasing party shall deliver the “offering shareholder” or “transferor shareholder” as the case may be, a certified cheque or bank draft allowing immediate available funds equivalent to price amount.
     TWENTIETH.- In case of issuance, sale or distribution of shares by the corporation (other than the issuance of shares in stock exchange) or any other securities or debentures, shareholders will have the right to participate in such issuance, sale or distribution, in proportion of the number of shares they hold to-date, thus if shareholders are able to acquire, they will do so retaining, regarding such acquisition, the same
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

participation percentage they had in the corporate address before the issuance, sale or distribution. The corporation will notify shareholders in writing on the issuance, sale or distribution at least thirty (30) days before, and shall establish in such notice, the number of shares subject to issuance, sale or distribution, the number of shares each shareholder holds to the notice date, number of shares each shareholder has the right to acquire and proposed acquisition price. Shareholders shall sent a notice in writing to the corporation within fifteen (15) days following the date they receive the notice above mentioned by the corporation, establishing the number of shares or securities they are willing to acquire.
     TWENTY FIRST.- Each certificate of share or script of the corporation shall be printed with the following legend:
     “The shares covered by this certificate are issued, accepted and hold by shareholder, subject to the terms under these by-laws and the Shareholders Agreement dated October fourteenth (14), 1992 and any amendments thereto made thereafter. A copy of such agreement is duly filed on the records of the corporate office located at the corporate address and not such certificate nor the shares covered herein may be sold, transferred, assigned, transmitted, encumbered, given as security or pledge, or otherwise dispose thereof, except under the terms of these By-laws and the Agreement above mentioned, accepted in full by shareholder named in this certificate. In addition, this certificate is not registered for the purposes of the exchange market laws (the “laws”) and may not be transmitted under the “laws”, unless it is duly registered in accordance with such “laws” and the corporation is provided with an opinion of an attorney-at-law, that such transfer does not imply an operation that must be previously registered under the terms of the “laws”.
CHAPTER III
MANAGEMENT OF THE CORPORATION
     TWENTY SECOND.- The business and affairs of the Corporation shall be managed by the Board of Directors which will be comprised by six regular directors; there may be the same number of alternate directors; the regular and alternate directors shall be appointed by the Ordinary Meeting of Shareholders duly called and convened.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

     Series “A” and Sub-series “AA”, if any, will elect three regular members of the Board of Directors of the corporation and will have the right to appoint the corresponding alternate directors.
     Series “B” and Sub-series “BB”, if any, will elect two regular members of the Board of Directors of the corporation and will have the right to appoint the corresponding alternate directors. Minority shareholders, if any, of Series “B”, Sub-series “BB” Shares, shall appoint one regular member of the Board of Directors of the corporation and will have the right to appoint the corresponding alternate member.
     Shareholder or shareholders representing at any time twenty percent (20%) of capital stock of the corporation will have the right to appoint a regular director and its respective alternate director.
     Alternate members of the Board of Directors may substitute only regular directors of the Board of the corporation appointed by shareholders of same series or sub-series, if any, of shares.
     Shareholders agree to vote their respective shares for the election of regular and alternate directors of the corporation in the form above mentioned in this clause.
     At the first meeting the Board of Directors may appoint, if not elected by the corresponding General Meeting of Shareholders, among its members, a Chairman, a Treasurer and a Secretary (who needs not to be a director) and any other officers of the Boar as it may deem necessary or advisable.
     The chairman shall supervise full compliance with the provisions under these By-laws and under the resolutions of Ordinary and Extraordinary Meetings of Shareholders and shall preside over such meetings and the meetings of the Board of Directors. In the event of absence of the Chairman, he will be substituted by the Director designated for such purposes by majority vote of Directors present.
     The General ordinary Meeting of Shareholders may elect and remove directors at any time, provided that the provisions under these By-laws are complied with regarding the appointment of directors by shareholders of Series “A” and Sub-series “AA” if any, by shareholders of Series “B” and Sub-series “BB”, if any.
     At any time during calendar year between the dates when the Annual Ordinary Meetings of Shareholders are held, shareholders of Series “A” and Sub-series “AA”, if any,
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

or of Series “B” and Sub-series “BB”, if any, shall have the right to remove the directors appointed by them and to designate their substitute directors. In this case, shareholders of the corporation shall agree upon the removal of such directors and appointment of substitute directors at the General Ordinary Meeting of Shareholders duly called and convened for such purposes.
     TWENTY THIRD.- The corporation may have a Chief Executive Officer and one or more managers and officers to be appointed by the Board of directors and will be conferred upon the powers and authority specifically granted to them, in each case, subject to any limitations set out, if any. The Chief Executive Officer, managers and other officers shall hold office for undefined term, until waiving or removed from office by the Board of Directors of the corporation.
     The Chief Executive Officer, managers and officers of the corporation need not to be shareholders of the corporation.
     TWENTY FOURTH.- Upon request of any two regular or alternate members of the Board of Directors of the corporation or any Regular or Alternate Examiner, a meeting of the Board of Directors shall be called, under the terms of these By-laws, to evaluate the performance of duties of the Chief Executive Officer, managers and/or executives of the corporation. In the event five regular or alternate members, if any, of the Board of Directors of the corporation do not approve the performance, as soon as practicable possible thereafter, the Chief Executive Officer, managers or offices, as the case may be, will be removed, and their powers and authority conferred upon them by the corporation will be revoked, their respective substitutes will be appointed.
     TWENTY FIFTH.- The compensation of the members of the Board of Directors of the corporation will be fixed by the General Ordinary Meeting of Shareholders designating such members. The compensation of the Chief Executive Officer, Managers and officers will be determined by the Board of Directors of the corporation, under the terms of sub-clause 21, clause thirtieth of these By-laws.
     TWENTY SIXTH.- The Board of Directors is conferred upon the following powers, subject to vote requirements regarding certain businesses within the scope of the powers of the Board of Directors provided for under these By-laws:
     a) A General Power of Attorney for Lawsuits and Collections under the terms of first paragraph of Article two thousand four hundred forty eight of Civil Code for the
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

State of Nuevo León, Mexico and relative articles of Civil Codes of the other States of Mexican Republic, with all general and special powers to be set forth according to law, including without limitation the following: to exercise all class of rights and actions with any Federal, State, Federal District and Municipal authorities, either in voluntary, contentious or combined jurisdiction, whether civil, judicial, administrative or labor authorities, whether federal or local Conciliation and Arbitration Boards or Courts, to answer lawsuits; file exceptions and counterclaims; to submit to any jurisdiction; make and answer interrogatories; to file a motion for disqualification of justices, judges, secretaries, experts and any other persons subject to disqualification according to law; to desist from principal and incidental proceedings, regarding any remedy and the ‘amparo’ lawsuit, which may be initiated as many times as it may deem it advisable; to render any type of evidence; recognize signatures and documents, object them and claim the document is a counterfeit; to attend meetings, diligences and auctions, to submit bids, offers and improvements; to obtain for grantor corporation the award of all type of goods and by any means, make assignment of rights, to present accusations, file criminal complaints, to grant pardons and act as a party in criminal causes or as a co-party of the Attorney General, where the attorney-in-fact may exercise the most ample powers required by the case.
     b).- A General Power of Attorney for Acts of Administration under the terms of second paragraph, article two thousand four hundred forty eight of Civil Code for the State of Nuevo León, Mexico and relative articles of Civil Codes of the States of Mexican Republic, with powers to carry out all activities inherent to corporate purposes.
     c).- A General Power of Attorney for Acts of Domain under the terms of third paragraph of article two thousand four hundred forty eight above mentioned and relative articles of Civil Codes of the States of Mexican Republic, with all powers as owner, including without limitation the power to enter into all type of agreements and carry out any actions, even if implying provisions or encumbrance on real estate property of the corporation.
     d).- A power to grant, subscribe, endorse and guarantee negotiable instruments on behalf of the corporation, under the terms of article nine (9) of the General Negotiable Instruments and Credit Operations Law.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

     e) A power to grant and revoke general or special powers of attorney as it may deem advisable, with or without substitution powers, within the scope of the authority and powers granted to the Board hereunder.
     TWENTY SEVENTH.- Without implying a restriction to the provisions under the preceding clause, the Board of Directors shall be also granted, including without limitation to the following powers:
     a).- To carry out the merger of the corporation into other corporations, upon prior agreement of the General Meeting of Shareholders.
     b).- To prepare the financial statements and statements of results as may be necessary, proposing the resolutions it may deem advisable regarding the general income, profits and losses of the corporation.
     c).- To contract and fire employees, agents and workers of the corporation, fixing their wages, salaries and compensation and executing any agreements necessary for such purposes.
     d).- To make the distribution of dividends from net profits of the corporation, in accordance with resolutions of the General Ordinary Meeting of Shareholders.
     e).- To appear before all type of administrative, judicial, civil, criminal or labor authorities and the Conciliation and Arbitration Boards.
     f).- To make total or partial delegation of its powers in the Chairman or any other member of the Board, in the Chief Executive Officer or Managers and officers. The Board may delegate the power to appoint Managers and officers, attorneys-in-fact, agents and employees to the Chief Executive Officer.
     g).- To confer general or special powers of attorney with all powers it may deem advisable, even substitution and revocation powers.
     h).- To freely appoint and remove the Directors, Managers and other officers of the company.
     i).- In general to carry out all acts as may be necessary or advisable for the corporate purposes.
     j).- Besides the foregoing powers, it will be the exclusive authority of the Board of Directors to determine the form to cast the votes corresponding to shares owned by the
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

corporation at the Ordinary and Extraordinary Meetings of Shareholders of the corporations where it holds majority shares.
     TWENTY EIGHTH.- The meetings of the Board of Directors will be held at the corporate address or anywhere else within the United Mexican States or abroad, as indicated in the respective call of meeting, with the frequency as may deem appropriate or necessary, but at least every three months.
     All resolutions of the Board of Directors shall be adopted only in accordance with the respective provisions under these By-laws and such resolutions shall be contained in the respective minutes of the meeting of the Board that shall be signed by the Chairman, the Secretary, the Chief Executive Officer and Examiners who were present thereat and sent to each member of the Board within ten (10) days following the meeting date.
     Each quarter meeting of the Board shall be held at the corporate address in the corporate domicile at 10:00 a.m. on the first business day of each quarter of calendar year.
     Such quarter meetings will be called by the Chairman or Secretary of the Board of Directors, per instructions of the Chairman, with at least five (5) days before the meeting date.
     All other meetings of the Board of Directors may be called at any time by any member of the Board of Directors or examiner of the corporation at least forty eight (48) hours before in case of a meeting to be held via telephone or similar communication means and not least than five (5) days before in any other cases.
     The notice of meeting shall be made in writing and sent to each regular and alternate director and to examiners of the corporation to the domicile designated to the corporation for such purposes, via the faster communication means as possible, including fax or telex. The notice of meeting shall indicate the time, date, place and agenda of the meeting and shall be signed by the person calling the meeting.
     Any member of the Board may waive in writing the notice of meeting before, during the meeting or thereafter.
     Assistance of any director to a meeting of the Board of Directors shall constitute as waive the notice of meeting, except when the director attends the meeting with the only purpose to object a resolution on any business, because the meeting was not duly called or convened.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

     No notice of meeting will be necessary if all regular or alternate members, if any, of the Board of Directors of the corporation are present thereat.
     The directors may participate in a meeting of the Board of Directors via telephone or any similar communication means, allowing that all those present are able to listen each other at any time and such participation will constitute the presence of the director at the meeting. For such purposes, any resolutions at this type of meetings shall be valid only if adopted by unanimous vote of all regular or alternate directors attending the meeting, who shall, besides, send the corporation thereafter a written confirmation of their assistance and vote, in accordance with last paragraph article one hundred forty three of the General Business Corporations Law.
     TWENTY NINTH.- The meetings of the Board of Directors of the corporation shall be valid, whether an original or adjourned meeting, if at least five members are present thereat, except for the provisions under clause thirtieth. The resolutions of the Board of Directors of the corporation shall be duly adopted by majority vote of directors present thereat, except for the provisions under clauses twenty fourth and thirtieth.
     THIRTIETH.- The following business shall be only discussed and resolved in a Meeting of the Board of Directors of the corporation duly called and convened for such purposes. The meetings of the Board of Directors convened to discuss the following businesses, whether in the original or adjourned meeting, shall require the assistance of all regular or alternate members, if any, of the Board of Directors and the resolutions adopted thereat shall be valid by affirmative vote of five regular or alternate members, as the case may be, of the Board of Directors of the corporation. The businesses referred to in this clause are:
     1.- The sale, lease or otherwise to dispose of all or part of the assets of the corporation.
     2.- The merger, spin off or consolidation involving the corporation, as well as the dissolution and limitation of the corporation.
     3.- Any distribution of dividends or any amortization, reimbursement or cancellation of shares of the corporation.
     4.- The granting of powers on the part of the corporation, in addition to those powers granted under transitory clauses of these By-laws, which are hereby approved under the terms of such clauses.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

     5.- Any revaluation of assets, recapitalization of the corporation, reduction to capital stock or any other change affecting the capital stock.
     6.- The issuance or agreement to issue new shares of the corporation or all act related to the issuance of securities that may be converted into shares of the corporation.
     7.- To carry out any action to obtain the registration related to placement of shares of the corporation in the stock exchange.
     8.- The modification of the By-laws.
     9.- Any operation, agreement or covenant or contract with any shareholder, director, officer of executive of the corporation or with any of the relatives or partners or any amendment or change regarding the operation, agreement or covenant of such nature, previously entered into.
     10.- Any disbursement or series of disbursements in investment or fixed assets for the corporation, representing more than twenty five thousand US Dollars on an annual basis.
     11.- To carry out any operation, agreement, contract, lease, license or any other document implying payment or receipt or an income other than income of the corporation within ordinary course of business, exceeding within one calendar year, the amount of fifty thousand US Dollars.
     12.- The acquisition of any business, assets or shares of other corporations.
     13.- Any purchase of securities or documents representing debts of any person.
     14.- To acquire the debts of any shareholder or third party.
     15.- Any change to “authorized corporate purposes” of the corporation, as defined in the “Agreement”.
     16.- Any change to corporate address established in clause fourth of these By-laws or to corporate name.
     17.- To delegate the authority and powers of the Board of Directors in any director, officer, employee or manager of the corporation and to crease committees or sub-committees and to determine the structure, rules and conduct procedures of such committees and sub-committees.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

     18.- To approve and establish or amend or change in any manner the compensation or benefit plans for the employees, executives, directors or officers of the corporation.
     19.- To initiate any lawsuit or any legal or administrative action or a similar procedure.
     20.- The date, time and place to hold the meetings of the Board of Directors in accordance with the provisions under clause eighth of these By-laws.
     21.- The appointment or removal of the Chief Executive Officer of the corporation, to determine the compensation and benefits of such CEO, as well as to appoint or remove the managers or principal executives of the corporation and to determine their compensations or benefits.
     22.- The constitution of encumbrances, pledges, mortgages or domain limitations on the assets of the corporation.
     23.- To grant guarantees or securities in favor of third parties, other than the guarantees of products manufactured by the corporation, granted within ordinary course of business of the corporation.
CHAPTER IV
SURVEILLANCE
     THIRTY FIRST.- The surveillance of the Corporation will be in charge of two Examiners, each one may have his respective alternate. One examiner will be appointed by Series “A” and Sub-series “AA” shareholders and other will be appointed by Series “B” and Sub-series “BB” shareholders. However, Series “A” and Sub-series “AA” shareholders, if any, and Series “B” and Sub-series “BB” shareholders, if any, may elect to appoint by unanimous vote a single Regular Examiner and his respective Alternate. Examiners, whether Regular or Alternate, shall hold office for one year, but will continue holding office until their successors are appointed and qualified. The compensation of Examiners will be fixed by the General ordinary Meeting of Shareholders appointing them.
     THIRTY SECOND.- Regular or Alternate Examiners will have the powers and duties provided for under the General Business Corporations Law.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

     Minority representing at least twenty five percent (25%) of capital stock will have the rights regarding the examiners appointment, as set out in article 171 of the General Business Corporations Law.
CHAPTER V
MEETINGS OF SHAREHOLDERS
     THIRTY THIRD.- The shareholders present at the General Meetings of Shareholders duly called and convened shall be the supreme governing body of the corporation. The resolutions adopted at such meetings shall be executed by the Board of Directors or the person or persons expressly designated by the corresponding Meeting of Shareholders. The resolutions adopted at the Meetings of Shareholders will be mandatory for all shareholders, even for those absent and dissident, except for the objection rights referred to in the General Business Corporations Law.
     THIRTY FOURTH.- The Meetings of Shareholders of the corporation will be ordinary and extraordinary.
     The General Extraordinary Meetings of Shareholders will be held to discuss any business referred to in article 182 of the General Business Corporations Law, and any other business specifically provided for under the Law and these By-laws. All other meetings shall be general ordinary meetings and shall discuss, among others, the businesses set forth in article one hundred eighty one of the General Business Corporations Law. The meetings of shareholders shall only discuss the businesses set out in the corresponding agenda.
     A General Ordinary Meeting of Shareholders shall be called or convened at least once in a year, within the four months after closing of fiscal year of the corporation, with the purpose to approve the financial information corresponding to previous fiscal year.
     The businesses that may be brought unto consideration of this meeting shall include the submission with shareholders of balance sheets and statement of results of the corporation, besides the information referred to in article one hundred seventy two of the General Business Corporations Law, corresponding to fiscal year under review and the financial information of the corporations in which this corporation is a majority shareholder if the investment value of each exceeds twenty percent (20%) of net worth, in accordance with statement of financial condition of this corporation at closing of the corresponding fiscal year.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

     In order for an original General Ordinary Meeting of Shareholders to be deemed duly convened, at least seventy five percent (75%) shares of capital stock shall be represented thereat. The resolutions adopted in any General Ordinary Meeting of Shareholders shall be valid if adopted by affirmative vote of majority shares of the corporation, represented at the said meeting, except in case of an increase or reduction to capital stock for which the resolution shall be adopted by affirmative vote of at least seventy five percent (75%) of shares of capital stock. In the case of an adjourned meeting once or more times, the General Ordinary Meetings of Shareholders shall be deemed duly convened whatever the number of shares is represented thereat; the resolutions shall be valid if adopted by majority vote of shares represented thereat.
     In order for an original or adjourned once or more times General Extraordinary Meeting of Shareholders to be deemed duly convened, at least seventy five percent (75%) shares of capital stock shall be represented thereat. The resolutions adopted in any General Extraordinary Meeting of Shareholders shall be valid if adopted by affirmative vote of at least seventy five percent (75%) of shares of capital stock.
     In case of an Ordinary or Extraordinary Meeting of Shareholders called to resolve any business referred to in clause thirtieth of these By-laws, the resolutions shall be valid in the case of the original meeting or adjourned meeting once or more times if adopted at least by seventy five percent (75%) of shares of capital stock.
     THIRTY FIFTH.- The General Ordinary and Extraordinary Meetings of Shareholders shall met at the corporate address at the time, on the date and to discuss the business of the agenda indicated in the corresponding notice of meeting, except in an Act of God or Force Majeure.
     THIRTY SIXTH.- Notices of General Ordinary and Extraordinary Meetings of Shareholders shall be sent by the Board of Directors of the corporation, through the Chairman or Secretary, any two regular or alternate directors or any regular or alternate examiner, or shareholders. In the cases set out in articles one hundred eighty four and one hundred eighty five of the General Business Corporations Law. Notices of meeting shall be published in the Official Gazette of the Federation or in newspaper “El Norte” edited in the City of Monterrey, Nuevo León, Mexico, at least fifteen (15) calendar days before the meeting date. The notice shall indicate the place, time, date and agenda and will be signed by the person calling the meeting. On the publication date of the notice of meeting, a copy
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

thereof shall be sent to shareholders of the corporation residing without the corporate address, to the domiciles they designate in the Shareholders Registry, by certified mail, acknowledgement of receipt required; the notice of meeting text shall be also sent to shareholders via fax or telex.
     No notice of meeting shall not be necessary if shareholders of all shares of capital stock are present thereat or if the corresponding Meeting of Shareholders is the continuation of any Meeting of Shareholders duly called and convened; provided that upon adjournment of the meeting, the shareholders present thereat have, by majority vote, fixed the place, time and date to hold the meeting.
     The resolutions adopted by unanimous vote of shareholders representing all shares of capital stock or by all shareholders of each series or sub-series of shares, in case of a Meeting of such Shareholders, shall be valid even if adopted without a meeting, if all shareholders send thereafter the confirmation of such resolution, under the terms of second paragraph, article one hundred seventy six of the General Business Corporations Law.
     THIRTY SEVENTH.- In order to attend the Meetings of Shareholders, the latter shall be registered in the Shareholders Registry of the corporation. Two shareholders may be represented at the Meeting of Shareholders by one or more proxies designated by proxy signed before two witnesses.
     THIRTY EIGHTH.- The Chairman of the Board of Directors and Secretary shall act as the Chair person and Secretary of the Meetings of Shareholders, unless otherwise provided for. The Chair person will designate two scrutineers to compute number of shares represented at the meeting and to count the votes. In case quorum is constituted, under the terms of these By-laws, the Chair person shall call the meeting to order and shareholders shall discuss and resolve the businesses set out in the corresponding agenda.
     Minutes of each Meeting of Shareholders shall be prepared, to be inserted in the corresponding Minutes’ Book and signed by the Chair person, the Secretary of the corresponding meeting and by Examiners present thereat, if any.
     The document o documents proving that notices of meeting were made under the terms of these By-laws, as well as the attendance list, proxies, reports, any other
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

documents submitted to the Meeting of Shareholders and a copy of the minutes will be kept at the file of the corresponding minutes.
CHAPTER VI
FISCAL YEARS, FINANCIAL INFORMATION, PROFITS AND LOSSES
     THIRTY NINTH.- Fiscal years shall begin on January 1 and will end on December 31 of each year. The first fiscal year shall run as of the execution date of the notarial instrument containing the protocolization of these By-laws to December 31, 1992.
     FORTIETH.- Within four months following the closing of each fiscal year, the Balance Sheets and Statement of Losses and Profits shall be prepared, including the financial statements referred to in Sub-clauses C, D, E, F and G of article one hundred seventy two of the General Business Corporations Law. The Balance Sheets and Statement of Losses and Profits, together with all relative documents shall be available for shareholders at the corporate offices located at the corporate address during at least fifteen (15) calendar days before holding the Annual Ordinary Meeting of Shareholders of the corporation; copies of such documents will be sent to shareholders of the corporation by certified mail, acknowledgement of receipt required, at least fifteen (15) calendar days before holding the Annual General Ordinary Meeting of Shareholders.
     FORTY FIRST.- After deducting the taxes, the workers profit sharing, depreciations and any penalties approved by the Meeting of Shareholders, the corporation profit, if any, will be distributed as follows:
     a).- At least five percent (5%) will be set apart to create the Legal Reserve Fund, until reaching one fifth of capital stock, this Legal Reserve Fund will be reconstituted likewise, when for any reason it is lower than one fifth of capital stock:
     b).- The amounts as the Meeting of Shareholders may determine, shall be set apart to create other reserve funds, in case it is reasonably advisable; and
     c).- The remaining profits, if any, may be distributed among the shareholders of the corporation, in proportion to shares they hold. The Meeting of Shareholders shall agree upon the terms and dates when such profits shall be paid and who will receive them.
     FORTY SECOND.- The losses of the corporation, if any, will be covered, in the first place, by the reserves and thereafter by capital stock. Any losses will be shared by shareholders in proportion of the number of shares they hold, up to par value of such
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

shares, since the liability of shareholders of the corporation is limited exclusively to pay for their contributions. Incorporator shareholders retain for themselves no special profit sharing in the corporation.
CHAPTER VII
DISSOLUTION AND LIQUIDATION
     FORTY THIRD.- The Corporation will be dissolved in any case provided for in Article two hundred twenty nine of the General Business Corporations Law.
     FORTY FOURTH.- Once the Corporation is dissolved, it will be liquidated, the liquidation will be carried out by one or more liquidators, as the General Extraordinary Meeting of Shareholders may determine. As long as the appointment of liquidator or liquidators is not recorded with public Registry of Commerce, and they have not been qualified the directors shall continue on duty. The liquidation of the corporation will be carried out in the form provided for under the General Business Corporations Law; however, shareholders of the corporation present at a General Extraordinary Meeting of Shareholders approving the liquidation of the corporation, may establish any other rules in addition to legal provisions and the rules under these By-laws shall govern the actions of liquidators.
     General Ordinary Meetings of Shareholders shall be held during liquidation process of the corporation, in the same manner provided for this type of Meeting of Shareholders to be held during ordinary existence of the corporation. Liquidators shall have the powers conferred upon the Board of Directors, and the duties designated for such position under the terms of the General Business Corporations Law. Examiners shall, during the liquidation of the corporation, carry out identical duties as those carried out during ordinary existence of the corporation.
CHAPTER VIII
APPLICABLE LAWS
     FORTY FIFTH.- As to anything not provided for under these By-laws, all matters regarding this corporation shall be resolved under the terms of the Commerce Code of the United Mexican States, the General Business Corporations Law and the Shareholders Agreement (the “Agreement”) contemporarily entered into on the execution date of these By-laws by appearing shareholders.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

TRANSITORY ARTICLES
     The meeting held by appearing parties to execute this notarial instrument, constitutes the first General ordinary Meeting of Shareholders and they have, by unanimous vote,
RESOLVED:
     FIRST. The minimum fixed capital stock of the Corporation is fully subscribed and paid for as follows:

SHAREHOLDER	SHARES	AMOUNT
RAUL MALDONADO GONZALEZ	51,000	$51,000,000.00
ROGELIO MALDONADO GONZALEZ	51,000	51,000,000.00
ROBERTO MALDONADO GONZALEZ	51,000	51,000,000.00
IVEX CONVERTED PRODUCTS CORPORATION	123,000	123,000,000.00
DIANA MARIA CAUTHEN	24,000	24,000,000.00
TOTAL	300,000	$300,000,000.00
     SECOND.- The administration system adopted is composed, and the following individuals are hereby elected as the members of the Board of Directors :
REGULAR DIRECTORS.

CHAIRMAN	RAUL MALDONADO GONZALEZ
TREASURER	FRANK VINCENT TANNURA
DIRECTOR	ROGELIO MALDONADO GONZALEZ
DIRECTOR	ROBERTO MALDONADO GONZALEZ
DIRECTOR	ROGER A. KURINSKY
DIRECTOR	ANDRES WEINSTEIN
     THIRD.- The following individuals are elected as alternate directors:
     1.- Alternate Directors for Messrs. RAUL, ROGELIO and ROBERTO MALDONADO GONZALEZ, indistinctly, are Messrs. RICARDO MALDONADO GONZALEZ, RUBEN MALDONADO GONZALEZ AND BELIA MALDONADO GONZALEZ.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

     2.- Alternate Director for Messrs. FRANK VINCENT TANNURA and ROGER A. KURINSKY, is Mr. G. DOUGLAS PATTERSON.
     3.- Alternate Director for Mr. ANDRES WEINSTEN, is Ms. DIANA MARIA CAUTHEN.
     FOURTH.- Mr. ALBERTO BARRIENTOS GARZA is appointed as the Secretary of the Board of Directors without being a member of the Board, and Mr. G. DOUGLAS PATTERSON is appointed as Assistant Secretary.
     FIFTH.- Mr. LUIS MANUEL PUENTE HURTADO is appointed as Examiner of the corporation.
     SIXTH.- Mr. ALBERTO BARRIENTOS GARZA, JR., ESQ. is appointed as General Manager of the corporation and Mr. RAUL MALDONADO GONZALEZ, ESQ. is appointed as the General Counsel of the corporation, who, for such purposes are hereby conferred upon the following powers and authority that may be exercised severally:
     I.- A GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS AND FOR ACTS OF ADMINISTRATION under the terms of two first paragraphs of Article two thousand four hundred forty eight (2448) of Civil Code in force for the State of Nuevo León, Mexico and relative article, Article two thousand five hundred fifty four (2554) and two thousand five hundred eighty seven (2587) of Civil Code in force for Mexico City, Federal District, and relative articles of Civil Codes of the other States of Mexican Republic, with all general and special powers to be set forth according to Law.
     II.- A POWER OF ATTORNEY FOR EXCHANGE AND BANKING MATTERS, that is conferred upon and granted under the terms of Articles nine (9) and eighty five (85) of the General Negotiable Instruments and Credit Operations Law; so that the attorneys-in-fact may grant, subscribe, issue, accept and endorse all kind of negotiable instruments in the name of the corporation and obtain all type of loans. Likewise, the attorneys-in-fact may open and cancel all type of banking accounts in the name of the Corporation and designate the individuals authorized to draw against such banking accounts.
     III. A GENERAL POWER OF ATTORNEY FOR ACTS OF LABOR ADMINISTRATION, with all powers under the terms of two first paragraphs of article two thousand four hundred forty eight (2448) of Civil Code in force for the State of Nuevo León, Mexico and relative article, Article two thousand five hundred fifty four (2554) and two thousand five hundred eighty seven (2587) of Civil Code in force for Mexico City,
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

Federal District, and relative articles of Civil Codes of the other States of Mexican Republic, and for the purposes of Articles eleven (11), five hundred twenty three (523), six hundred ninety two (692) section II, eight hundred seventy five (875) and eight hundred seventy six (876) section I of the Ley Federal del Trabajo <Federal Labor Law>; the attorneys-in-fact are expressly authorized to carry out any type of acts of labor administration, to attend any hearing regarding all class of individual or collective labor lawsuits, so that the attorneys-in-fact are expressly authorized to act in the name and on behalf of the corporation to attend and accept, if any, conciliation agreements with power to settle any labor conflict, enter into all type of judicial or extrajudicial agreements, to offer restitution of jobs, answer all type of lawsuits, make and answer interrogatories, to present witnesses, to hear the protest of the other party, impeach witnesses and make cross-examinations, to file remedies against provisional or final court rulings, to promote the ‘amparo’ lawsuit and in general, to file anything regarding his principal interests.
     IV.- As a result of the foregoing, the General Manager and General Counsel may exercise severally, the following powers which are included without limitation: to act on behalf of his principal with individuals, corporations and all type of Federal or local Judicial (civil or criminal), administrative or labor authorities, throughout the Mexican Republic within or without trial, to initiate civil or criminal lawsuits, including the ‘amparo’ lawsuit, carry out all formalities and desist therefrom, file remedies against provisional or final court rulings, agree with favorable rulings and file a motion for revocation because it is contrary to law, answer lawsuits filed against his principal; file all class of remedies in the instances and with the corresponding authorities, recognize signatures, documents and claim that a document submitted by the other party is a counterfeit, to present witnesses, to hear the protest of the other party, impeach witnesses and make cross-examinations; answer and make interrogatories, settle and compromise to arbitration, to file a motion for disqualification of justices, judges, and any other judicial officers, without a cause, with a cause or under oath according to law , to designate experts, receive securities, grant receipts and payment letters, to enter into agreements or contracts, to submit or present accusations against individuals, corporations and their representatives, to act as a co-party of the Attorney General in criminal actions, to act as a party in civil cases on behalf of his principal for the purposes to indemnify for damages and grant pardons when in his opinion, the circumstances demand so; to carry out all operations inherent to the corporate purposes.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

     V.- The powers and authority granted and conferred, respectively, to General Manager and General Counsel above appointed will be subject to the restrictions set out in Clause Thirtieth of the By-laws.
     VI.- The General Manager appointed, Mr. ALBERTO BARRIENTOS GARZA JR., ESQ. may not delegate nor substitute the powers and authority conferred upon him.
     The General Counsel appointed, Mr. RAUL MALDONADO GONZALEZ, ESQ., is expressly authorized to delegate or substitute his powers and authority conferred, and for such purposes he may grant all class of general or special powers of attorney, including the scope of powers granted to him, and he may also revoke the powers so granted.
     SEVENTH.- The Members of the Board of Directors, General Manager, General Counsel and Examiner of the Corporation hereby accept their titles conferred to them and agree to faithfully and duly perform their duties.
     This is to certify that Mr. FRANK VINCENT TANNURA, Treasurer, receives the contributions in money made by shareholders, and agrees to keep such values available for the corporation.
PERSONAL DATA
          The appearing parties recite that their personal data are as follows:
          Mr. RAUL MALDONADO GONZALEZ, ESQ., is Mexican by birth, of legal age, married, engaged in industry activities, he has paid all amounts for Income Tax without proving so, his Federal Taxpayer Registry is MAGR-510831, date of birth is August thirty first (31), nineteen fifty one (1951), resident of this City, his domicile is One hundred twenty tree (123) Calle Danubio, Colonia del Valle, Garza García, Nuevo León, Mexico, in transit in this City.
     Mr. ROGELIO MALDONADO GONZALEZ, ESQ. is Mexican by birth, of legal age, married under separation of property system, Investor, he has paid all amounts for Income Tax without proving so, his Federal Taxpayer Registry is MAGR-540616, date of birth is June sixteenth (16), nineteen fifty four (1954), resident of this City, his domicile is One hundred fifty three (153), Calle Venustiano Carranza, Colonia Valle de Chipinque, San Pedro, Garza García, Nuevo León, Mexico, in transit in this City.
     Mr. ROBERTO MALDONADO GONZALEZ, ESQ. is Mexican by birth, of legal age, married under separation of property system, Investor, he has paid all amounts for Income
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

Tax without proving so, his Federal Taxpayer Registry is MAGR-580619, date of birth is June nineteenth (19), nineteen fifty eight (1958), resident of this City, his domicile is One hundred eighteen (118), Calle el Pinal, Colonia Valle de Chipinque, San Pedro, Garza García, Nuevo León, Mexico, in transit in this City.
     Mr. FEDERICO MANUEL VILLELA RAMOS, is Mexican by birth, of legal age, married, Professional, he has paid all amounts for Income Tax without proving so, his Federal Taxpayer Registry is VIRF-510104-GH7, born in Mexico City, Federal District, date of birth is January fourth (4), nineteen fifty one (1951), his domicile is sixty seven (67) third floor, Calle Río Tíber, Colonia Cuauhtémoc, Mexico City, Federal District, Mexico, in transit in this City.
NOTARIAL CERTIFICATION
     The undersigned Notary Public hereby certify that he warned the grantors of this Notarial Instrument on their obligation to prove within thirty (30) days following the date hereof, that they have filed the application for registration with the corresponding Federal Taxpayer Registry the corporation hereby incorporated and otherwise, this Notarial Instrument will not be authorized.
     Likewise, the undersigned Notary Public hereby certify that he warned the appearing parties that regarding Foreign Investors and the corporation hereby incorporated they shall apply for the respective recording in Section First and Second, of the National Registry of Foreign Investments, within forty (40) business days following the date of these articles of incorporation, in order to comply with the provisions under Article two 82) of the LEY PARA PROMOVER LA INVERSION MEXICANA Y REGULAR LA INVERSION EXTRANJERA <LAW TO PROMOTE MEXICAN INVESTMENT AND REGULATE FOREIGN INVESTMENT> and the provisions under articles fifty two (52), fifty seven (57) and relative articles of the REGULATIONS TO THE LAW TO PROMOTE MEXICAN INVESTMENT AND REGULATE FOREIGN INVESTMENT.
     I, THE NOTARY, HEREBY CERTIFY: I.- That this deed is true; II.- I know in person the appearing parties, who in my opinion have the legal capacity necessary to grant the legal deed in question, since there is nothing I know to the contrary; III.- That I attach to the appendix of the protocol of this office, the Permit issued by the Ministry of Foreign Affairs, under the number corresponding to this Notarial Instrument; IV.- All statements of appearing parties were made under oath; V.- That in this deed all requirements set out in
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

article one hundred six (106) of the Ley del Notariado <Notarial Law> in force and relative provisions of the Ley del Impuesto sobre la Renta <Income Tax Law> and Fiscal Code of the Federation; and VI.- Once this Notarial Instrument was read by the undersigned to grantors, to whom I notified on their right to read it by themselves, explaining the scope and legal effects, they ratified and signed it before the undersigned, on this day October fourteenth (14), nineteen ninety two (1992), when I do authorize this Notarial Instrument. I ATTEST.
     MR. RAUL MALDONADO GONZALEZ, ESQ., MR. ROGELIO MALDONADO GONZALEZ, ESQ., MR. ROBERTO MALDONADO GONZALEZ, MR. FEDERICO MANUEL VILLELA RAMOS, ESQ., Illegible short signature in each initials. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. Initials and Authorizing Notarial Seal.
APPENDIX
     Mr. FEDERICO RANGEL VILLELA RAMOS, ESQ. proves his capacity and the existence and legal capacity of his Principal, with the following documents:
     a).- A Private Instrument containing a Special Power of Attorney granted by IVEX CONVERTED PRODUCTS CORPORATION in favor of Mr. FEDERICO VILLELA RAMOS, ESQ. per resolution of the General Meeting of the Board of Directors of such corporation, held on September twenty first (21), nineteen ninety two (1992), by means of which the Attorney-in-fact was authorized to execute the By-laws and Regulations of MAXPACK, S.A. DE C.V., as well as to carry out any actions necessary for recording the MAXPACK, S.A. DE C.V.’s By-laws; the above-mentioned instrument was executed before Mr. G. Douglas Patterson, Notary Public in and for the State of Illinois in such date, and was authenticated with the seal and signature of such Notary on the twenty third (23) day of such month and year, by the Lake County Clerk, LINDA IANUZZI HESS, such deed was certified with folio one, five, five, six, three (15563) by General Consul of Mexico in Chicago, Illinois, United States of America on September twenty fifth (25), nineteen ninety two (1992).
     b).- A certificate of the Office of the Secretary of State of Delaware, United States of America dated October fifth (5), nineteen ninety two (1992), by means of which it was certified that IVEX CONVERTED PRODUCTS CORPORATION is a corporation organized and existing under the Laws of the State of Delaware, United States of America.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

     Mr. RAUL MALDONADO GONZALEZ, ESQ. proves his capacity as Special Attorney-in-fact of Ms. DIANA MARIA CAUTHEN by means of the following document:
     a).- First Certified Copy of a Notarial Instrument number five thousand eight hundred eighty one (5,881), dated September 21, nineteen ninety two (1992), granted before the undersigned Notary, containing the Special Power of Attorney granted by Ms. DIANA MARIA CAUTHEN in favor of Mr. RAUL MALDONADO GONZALEZ, the pertinent portion of such Notarial Instrument is hereinafter transcribed to the letter:. ..CLAUSES... FIRST:- By means of this Public Instrument Ms. DIANA MARIA CAUTHEN, on her own behalf, grants and confers in favor of Mr. RAUL MALDONADO GONZALEZ, resident of this City, A SPECIAL POWER OF ATTORNEY under the terms of penultimate paragraph, Article 2448 of Civil Code in force for the State of Nuevo León, Mexico and relative and analogue, Article 2554... of Civil Code in force for Mexico City, Federal District, so that in the name and on behalf of Grantor, he executes the Articles of Incorporation and subscribes the amount of twenty four thousand (24,000) shares ONE THOUSAND MEXICAN PESOS AND 00/100 (MEX$1.00) par value, each, of the Corporation named MAXPACK, S.A. DE C.V.. ..- For such purposes, the Special Attorney-in-fact hereby appointed is expressly authorized to sign all type of Agreements, Notarial Instruments, Notarial Protocols, and in general anything necessary for the above-mentioned purposes.- SECOND:- Ms. DIANA MARIA CAUTHEN is obliged to agree and authorize any action carried out by the Special Attorney-in-fact in the duly performance of this Mandate...
PERMIT GRANTED BY THE MINISTRY OF FOREIGN AFFAIRS
     “At the top left margin: A seal with National Emblem that reads: UNITED MEXICAN STATES. Outside the seal: MINISTRY OF FOREIGN AFFAIRS. MEXICO. At top right margin: PERMIT 09040210 — FILE 9209038692 — FOLIO 6488. As per request of Mr. FEDERICO VILLELA RAMOS, this Ministry hereby grants a permit to use the corporate name MAXPACK for the corporation to be incorporated. This permit will be subject to include in the articles of incorporation, the foreigner exclusion clause provided for in Article 30 or the agreement referred to in Article 31, both of the Regulations to the Law to Promote Mexican Investment and Regulate Foreign Investment. The Notary Public before whom this permit is protocolized, shall notify the Ministry of Foreign Affairs within 90 working days from the authorization date of the notarial instrument, on the use of the permit, or, if any, of the agreement to waive, referred to in the preceding paragraph. The foregoing is notified under the terms of article 27 of Mexican Constitution, Section I, 1 of
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

the Organic Law thereof, 17 of the Law to Promote Mexican Investment and Regulate Foreign Investment, and under the terms of Article 28 section V of the Organic Law of Federal Public Administration. This permit will not be longer effective if it is not used within the 90 working days following the issuance date, and is granted without preventing the provisions of article 91 of the Ley de Fomento y Proteccion de la Propiedad Industrial (Law for the Promotion and Protection of Industrial Property). TLATELOLCO, MEXICO CITY, on September 29, 1992. EFFECTIVE SUFFRAGE. NO RE-ELECTION. THE DIRECTOR DEPUTY OF CORPORATIONS. MR. ERNESTO AMADOR RAMIREZ, Esq. — Illegible Signature. A seal with National Emblem that reads: UNITED MEXICAN STATES. Outside the seal: MINISTRY OF FOREIGN AFFAIRS. GENERAL BUREAU OF LEGAL AFFAIRS.
ORDER OF PAYMENT
     MINISTRY OF TREASURY (SHCP). FEES PAYMENT DECLARATION FOR CERTIFICATION, REPLACEMENT, ETC I.- AUTHORIZED OFFICE.- PLACE.- MUNICIPALITY.- STATE.- II.- IDENTIFICATION DATA OF TAXPAYER.- NAME, CORPORATE NAME.- MAXPACK, S.A. DE C.V.- III.- ENTITY. MINISTRY OF FOREIGN AFFAIRS.- IV.- DESCRIPTION OF PAYMENT... CONSULAR SERVICES...- PERMIT UNDER THE TERMS OF SECTIONS I AND IV, ARTICLE 27 OF MEXICAN CONSTITUTION... INCORPORATION... NO. 2505089. AMOUNT PAID: $160,000.00.
     I do authorize this Instrument on this day November 9, nineteen ninety two (1992), when the undersigned certify that it was recorded with Federal Taxpayers Registry under number MAX921014J41 under the terms of Article 27 of Fiscal Code of the Federation. I ATTEST: MR. ENRIQUE MORALES MONTEMAYOR, ESQ. Signature and authorizing notarial seal.
     I, the Notary attest that text of Article two thousand four hundred forty eight (1448) of Civil Code in force for the State of Nuevo León, Mexico, identical to text of article two thousand five hundred fifty four (2554) of Civil Code in force for Mexico City, Federal District, reads to the letter as follows: “2448.- In the general powers of attorney for lawsuits and collections, it shall be sufficient to state that it is granted with all general and special powers, including those powers which according to the law require a special clause, to be deemed as granted without limitation whatsoever. In the general powers of attorney for administration of property, it shall be sufficient to state that they are granted with such character in order for the attorney-in-fact is authorized for any kind of administrative powers. In the general powers of attorney for acts of domain it shall be
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.

sufficient to state that they are granted with such character in order for the attorney-in-fact to have all faculties as owner, either in connection with the property and to carry out any kind of actions to prevent them. Whenever the powers of attorneys-in-fact shall be limited in any of the three cases above-mentioned, the limitations shall be stated within the power of attorney granted or the power of attorney shall be special. The notaries shall insert the text of this article within the deeds of the powers of attorney granted.”
     THIS IS THE FIRST CERTIFIED COPY issued to be used by the corporation MAXPACK, SOCIEDAD ANONIMA DE CAPITAL VARIABLE and by Messrs. ALBERTO BARRIENTOS GARZA, JR., ESQ. and RAUL MALDONADO GONZALEZ, ESQ., from the Protocol and Appendix hereof, where the respective original is filed under number five thousand nine hundred thirty six (5,936), in twenty three (23) pages, duly compared and corrected. I do authorize and sign at the City of Monterrey, Capital of the State of Nuevo León, Mexico, on November ninth (9), nineteen ninety two (1992). I ATTEST.
     /S/
     MR. ENRIQUE MORALES MONTEMAYOR
     NOTARY PUBLIC NUMBER 85
     MOM-470607-848
6389/gasg
THIS DOCUMENT WAS REGISTERED UNDER NUMBER 225, FOLIO 17, VOLUME 392. BOOK 3, SECOND AUXILIARY. BUSINESS CORPORATIONS’ ARTICLES OF INCORPORATION. COMMERCE SECTION.
MONTERREY, N.L.- ON JANUARY 26, 1993.
FIRST PUBLIC REGISTRY OF PROPERTY AND COMMERCE
/S/
MR. ANTONIO CHAVARRIA L. ESQ.
<Seal that reads:> <Emblem> THE UNITED MEXICAN STATES. PUBLIC REGISTRY OF PROPERTY AND COMMERCE. FIRST DISTRICT. MONTERREY, N.L. MEXICO.
<Notarial Seal that reads:> <Emblem>. THE UNITED MEXICAN STATES. MR. ENRIQUE MORALES MONTEMAYOR, ESQ. NOTARY PUBLIC NO. 85 IN AND FOR MONTERREY, N.L. . MEXICO.